================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               PG&E Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

[LOGO OF PG&E]   PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY
                 ------------------------------------------------------------
                 Joint Notice of 1998 Annual Meetings * Joint Proxy Statement

                                         March 2, 1998

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

     You are cordially invited to attend the second annual meeting of PG&E Corporation and the 92nd annual meeting of Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, April 15, 1998, at 10:00 a.m., in the Masonic Auditorium, 1111 California Street, San Francisco, California.

     PG&E Corporation is an energy-based holding company. It is the parent company of Pacific Gas and Electric Company, a gas and electric utility serving Northern and Central California, as well as four unregulated lines of business.

     The accompanying Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the election of directors and the ratification of the selection of independent public accountants for 1998 for their respective companies. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" the nominees for directors and the ratification of the appointment of Arthur Andersen LLP as the independent public accountants for 1998, as set forth in the Joint Proxy Statement.

     In addition to the matters described above, PG&E Corporation shareholders will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement, if such proposals are properly presented at the annual meeting. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" these proposals.

     In addition to the matters described in the third paragraph of this letter, Pacific Gas and Electric Company shareholders will be asked to vote on a management proposal to decrease the minimum number of directors. For the reasons stated in the Joint Proxy Statement, the Pacific Gas and Electric Company Board of Directors and management recommend that Pacific Gas and Electric Company shareholders vote "FOR" this proposal.

     Your vote on the business at the annual meetings is important. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETINGS. If you hold shares in both PG&E Corporation and Pacific Gas and Electric Company, you will be provided with a proxy card for each company. Be sure to return both proxy cards in the envelopes provided.

     During the annual meetings, PG&E Corporation and Pacific Gas and Electric Company management also will report on operations and other matters affecting PG&E Corporation and Pacific Gas and Electric Company, act on such other matters as may properly be presented at the meetings, and respond to shareholders' questions.

                                 Sincerely,

                                 /s/ Robert D. Glynn, Jr.

                                 Robert D. Glynn, Jr.
                                 Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation
                                 Chairman of the Board of
                                 Pacific Gas and Electric Company

                              Table of Contents

Joint Notice of Annual Meetings of Shareholders

Joint Proxy Statement

        General Information                                                  1

        Item No. 1:     Election of Directors                                2

        Information Regarding the Boards of Directors of PG&E                6
        Corporation and Pacific Gas and Electric Company

        Item No. 2:     Ratification of Appointment of Independent          12
                        Public Accountants

        Item Nos. 3-6:  Shareholder Proposals                               13
                        (To Be Voted on by PG&E Corporation
                        Shareholders Only)

        Item No. 7:     Management Proposal                                 19
                        (To Be Voted on by Pacific Gas and Electric
                        Company Shareholders Only)

        Executive Compensation                                              21

        Other Information                                                   34

                Joint Notice of Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company

                                        March 2, 1998

TO THE SHAREHOLDERS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY:

     The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently in the Masonic Auditorium, 1111 California Street, San Francisco, California, on Wednesday, April 15, 1998, at 10:00 a.m., for the purpose of considering the following matters:

     (1) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to elect the following 14 and 15 directors, respectively, to each Board for the ensuing year:

              Richard A. Clarke             Mary S. Metz
              Harry M. Conger               Rebecca Q. Morgan
              David A. Coulter              Carl E. Reichardt
              C. Lee Cox                    John C. Sawhill
              William S. Davila             Alan Seelenfreund
              Robert D. Glynn, Jr.          Gordon R. Smith*
              David M. Lawrence, MD         Barry Lawson Williams
              Richard B. Madden

              * Gordon R. Smith is a nominee for director of the Pacific Gas and
                Electric Company Board only.

     (2) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to ratify each Board of Directors' appointment of Arthur Andersen LLP as independent public accountants for 1998 for PG&E Corporation and Pacific Gas and Electric Company;

     (3) For PG&E Corporation shareholders only, to act upon four proposals submitted by PG&E Corporation shareholders and described on pages 13-18 of the Joint Proxy Statement, if such proposals are properly presented at the meeting;

     (4) For Pacific Gas and Electric Company shareholders only, to act upon the management proposal described on pages 19-20 of the Joint Proxy Statement; and

     (5) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to transact such other business as may properly come before the meetings and any adjournments or postponements thereof.

     Shareholders of record of PG&E Corporation and Pacific Gas and Electric Company at the close of business on February 17, 1998, and valid proxyholders may attend and vote at the respective annual meetings. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting. If you are a participant in the PG&E Corporation Dividend Reinvestment Plan, please note that the PG&E Corporation proxy covers all shares of common stock in your account, including any shares which may be held in that Plan. If you hold shares in both PG&E Corporation and Pacific Gas and Electric Company, you will be provided with a proxy card for each company. Please return both proxy cards in the envelopes provided.

                                        By Order of the Boards of Directors,

                                        /s/ Leslie H. Everett

                                        Leslie H. Everett
                                        Vice President and Corporate Secretary,
                                        PG&E Corporation and Pacific Gas and
                                        Electric Company

                               PG&E Corporation
                       Pacific Gas and Electric Company

                             JOINT PROXY STATEMENT
INTRODUCTION

        This Joint Proxy Statement is provided to the shareholders of PG&E Corporation and Pacific Gas and Electric Company in connection with their respective annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held concurrently at 10:00 a.m., Wednesday, April 15, 1998, at the Masonic Auditorium, 1111 California Street, San Francisco, California.

        As a result of the holding company formation merger in 1997, the outstanding shares of Pacific Gas and Electric Company common stock were converted, on a one-for-one basis, into shares of PG&E Corporation common stock. PG&E Corporation holds 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock and approximately 95 percent of the total outstanding voting stock of Pacific Gas and Electric Company. The outstanding shares of Pacific Gas and Electric Company's first preferred stock are unchanged by the merger and continue to be outstanding shares of that company. Holders of Pacific Gas and Electric Company's first preferred stock hold approximately five percent of the Company's total outstanding voting stock.

        PG&E Corporation is an energy-based holding company. It is the parent company of Pacific Gas and Electric Company, a gas and electric utility serving Northern and Central California, as well as four unregulated lines of business.

GENERAL INFORMATION

        The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company are soliciting proxies hereunder for use at their respective annual meetings to be held on April 15, 1998, and at any adjournments or postponements thereof, and a respective form of proxy is provided with this Joint Proxy Statement. This Joint Proxy Statement and the accompanying proxy form were first mailed on or about March 2, 1998, to PG&E Corporation and Pacific Gas and Electric Company shareholders entitled to vote at the annual meetings.

        To the knowledge of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, the only items of business to be considered at the meetings are listed in the preceding PG&E Corporation and Pacific Gas and Electric Company Joint Notice of Annual Meetings of Shareholders and are explained in more detail on the following pages. By returning your signed proxy, you authorize the proxyholders named in the proxy to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to other proposals properly presented at the meeting.

        You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising the Vice President and Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company (as the case may be) in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. You also may revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

        The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have established February 17, 1998, as the record date for the determination of shareholders of PG&E Corporation and Pacific Gas and Electric Company entitled to receive notice of and to vote at their respective annual meetings. As of February 17, 1998, there were 381,010,366 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote at the PG&E Corporation annual meeting; each such share is entitled to one vote. The reduction in the number of shares of PG&E Corporation common stock from the record date for the 1997 annual meeting reflects common stock repurchases made by the Corporation since that time. As of February 17, 1998, there were 18,979,056 shares of Pacific Gas and Electric Company first preferred stock, $25 par value, and 409,120,387 shares of Pacific Gas and Electric Company common stock, $5 par value, outstanding and entitled to vote at the Pacific Gas and Electric Company annual meeting; each such share is entitled to one vote.

        Shares represented by properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted at the respective annual meetings in accordance with the instructions specified in each proxy, and will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal. If no instructions are specified in the PG&E Corporation proxy, the subject shares will be voted (1) FOR the election of the nominees of the PG&E Corporation Board of Directors, unless authority to vote is withheld as provided in the proxy, (2) FOR ratification of the appointment of Arthur Andersen LLP as PG&E Corporation's independent public accountants for 1998, and
(3) AGAINST each of the shareholder proposals that are properly presented at the meeting. If no instructions are specified in the Pacific Gas and Electric Company proxy, the subject shares will be voted (1) FOR the election of the nominees of the Pacific Gas and Electric Company Board of Directors, unless authority to vote is withheld as provided in the proxy, (2) FOR ratification of the appointment of Arthur Andersen LLP as Pacific Gas and Electric Company's independent public accountants for 1998, and (3) FOR the management proposal to decrease the minimum number of directors.

        The management proposal to decrease the minimum number of directors of Pacific Gas and Electric Company must be approved by a majority of the outstanding shares of voting stock of Pacific Gas and Electric Company. Except with respect to the election of directors, each other proposal which may be presented at the meetings must receive the affirmative vote of a majority of the shares represented and voting on the proposal. In addition, the affirmative votes must constitute at least a majority of the required quorum. The required quorum is a majority of the outstanding shares of voting stock of PG&E Corporation or Pacific Gas and Electric Company (as the case may be). PG&E Corporation and Pacific Gas and Electric Company intend to count abstentions both for purposes of determining the presence or absence of a quorum and in the total number of shares represented and voting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal. Broker non-votes, if any, with respect to a proposal will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as shares represented and voting with respect to that proposal. Broker non-votes occur when brokers or nominees have voted on some of the matters to be acted on at a meeting, but fail to vote on certain other matters because, under the rules of the New York Stock Exchange, they are not permitted to vote on such other matters in the absence of instructions from the beneficial owners of the shares.

--------------------------------------------------------------------------------
                                  Item No. 1:
                Election of Directors of PG&E Corporation and
                       Pacific Gas and Electric Company

        Fourteen and 15 directors will be elected to serve on the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, respectively, to hold office until the next annual meetings or until their successors shall be elected and qualified. The 14 nominees for director of PG&E Corporation and the 15 nominees for director of Pacific Gas and Electric Company whom the respective Boards propose for election are the same, except for Gordon
R. Smith, who is a nominee for the Pacific Gas and Electric Company Board only. The composition of these slates of nominees is consistent with the policy of PG&E Corporation and Pacific Gas and Electric Company that at least 75 percent of their Boards shall be composed of directors who are neither current nor former officers or employees of PG&E Corporation, Pacific Gas and Electric Company, or any of their respective subsidiaries.

        Information is provided on the following pages about the nominees for directors, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E Corporation and Pacific Gas and Electric Company. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock in PG&E Corporation and Pacific Gas and Electric Company are indicated in separate sections following the individual resumes of the nominees.

        Directors of PG&E Corporation and Pacific Gas and Electric Company are elected from those nominated based on a plurality of votes cast. The nominees receiving the highest number of affirmative votes (up to the number of directors to be elected) are elected. Votes against a nominee or votes withheld have no legal effect. Unless authority to vote is withheld or another contrary instruction is indicated, properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted FOR the election of the nominees listed on the following pages. All of the nominees named below have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the respective proxyholders named in the enclosed PG&E Corporation or Pacific Gas and Electric Company proxy will vote for substitute nominees at their discretion.

THE BOARDS OF DIRECTORS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY
  RECOMMEND THE ELECTION OF THEIR RESPECTIVE NOMINEES FOR DIRECTOR PRESENTED
                        IN THIS JOINT PROXY STATEMENT.

--------------------------------------------------------------------------------
                Nominees for Directors of PG&E Corporation and
                       Pacific Gas and Electric Company
                           Biographical Information

[PHOTO]   RICHARD A. CLARKE

          Mr. Clarke is retired Chairman of the Board of Pacific Gas and Electric Company. He was Chairman of the Board of Pacific Gas and Electric Company from May 1986 until his retirement in May 1995, and also was Chief Executive Officer of Pacific Gas and Electric Company from May 1986 to June 1994. Mr. Clarke, 67, has been a director of Pacific Gas and Electric Company since 1985 and a director of PG&E Corporation since December 1996. He also is a director of BankAmerica Corporation, Bank of America NT&SA, CNF Transportation Inc., and Potlatch Corporation.

[PHOTO]   HARRY M. CONGER

          Mr. Conger is Chairman of the Board of Homestake Mining Company, and has held that position since 1982. He was Chief Executive Officer of Homestake Mining Company from December 1978 until his retirement in May 1996, and continues to serve as a director of that company. Mr. Conger, 67, has been a director of Pacific Gas and Electric Company since 1982 and a director of PG&E Corporation since December 1996. He also is a director of Apex Silver Mines Limited, ASA Limited, and CalMat Co.

[PHOTO]   DAVID A. COULTER

          Mr. Coulter is Chairman and Chief Executive Officer of BankAmerica Corporation (bank holding company) and Bank of America NT&SA, and has been an executive officer of Bank of America for more than the past five years. Mr. Coulter, 50, has been a director of Pacific Gas and Electric Company since May 1996 and a director of PG&E Corporation since December 1996.

[PHOTO]   C. LEE COX

          Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone and paging services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation, from 1987 until his retirement in April 1997, and continues to serve as a director of AirTouch Communications, Inc. Mr. Cox, 56, has been a director of Pacific Gas and Electric Company since February 1996 and a director of PG&E Corporation since December 1996. He also is a director of NETCOM On-Line Communication Services, Inc.

[PHOTO]   WILLIAM S. DAVILA

          Mr. Davila is President Emeritus of The Vons Companies, Inc. (retail grocery). He was President of The Vons Companies, Inc. from 1986 until his retirement in May 1992, and continues to serve as a director of that company. Mr. Davila, 66, has been a director of Pacific Gas and Electric Company since 1992 and a director of PG&E Corporation since December 1996. He also is a director of Hormel Foods Corporation and Wells Fargo & Company.

--------------------------------------------------------------------------------
                Nominees for Directors of PG&E Corporation and
                       Pacific Gas and Electric Company
                                   Continued

[PHOTO]   ROBERT D. Glynn, JR.

          Mr. Glynn is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and Chairman of the Board of Pacific Gas and Electric Company. He has been an officer of PG&E Corporation since December 1996 and an officer of Pacific Gas and Electric Company since January 1988. Mr. Glynn, 55, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since December 1996. He also is a director of URS Corporation.

[PHOTO]   DAVID M. LAWRENCE, MD

          Dr. Lawrence is Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, and has been an executive officer of those companies for more than the past five years. Dr. Lawrence, 57, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since December 1996. He also is a director of Hewlett-Packard Company.

[PHOTO]   RICHARD B. MADDEN

          Mr. Madden is retired Chairman of the Board and Chief Executive Officer of Potlatch Corporation (diversified forest products). He was Chief Executive Officer of Potlatch Corporation from 1971 until his retirement in May 1994, and continues to serve as a director of that company. Mr. Madden, 68, has been a director of Pacific Gas and Electric Company since 1977 and a director of PG&E Corporation since December 1996. He also is a director of CNF Transportation and URS Corporation.

[PHOTO]   MARY S. METZ

          Dr. Metz is Dean of University Extension, University of California, Berkeley, and has held that position since July 1991. Dr. Metz, 60, has been a director of Pacific Gas and Electric Company since 1986 and a director of PG&E Corporation since December 1996. She also is a director of Longs Drug Stores Corporation, SBC Communications, and Union Bank of California.

[PHOTO]   REBECCA Q. MORGAN

          Mrs. Morgan is President and Chief Executive Officer of Joint Venture:
          Silicon Valley Network (nonprofit collaborative formed to address critical issues facing Silicon Valley), and has held that position since September 1993. Prior to that date, she served nine years as a California State Senator from 1984 to 1993. Mrs. Morgan, 59, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since December 1996.

[PHOTO]   CARL E. REICHARDT

          Mr. Reichardt is retired Chairman of the Board and Chief Executive Officer of Wells Fargo & Company (bank holding company) and Wells Fargo Bank, N.A. He was an executive officer of Wells Fargo Bank, N.A. from 1978 until his retirement in December 1994, and continues to serve as a director of Wells Fargo & Company and Wells Fargo Bank, N.A. Mr. Reichardt, 66, has been a director of Pacific Gas and Electric Company since 1985 and a director of PG&E Corporation since December 1996. He also is a director of Columbia/HCA Healthcare Corporation, ConAgra, Inc., Ford Motor Company, McKesson Corporation, Newhall Management Corporation, and SunAmerica, Inc.

[PHOTO]   JOHN C. SAWHILL

          Dr. Sawhill is President and Chief Executive Officer of The Nature Conservancy (international environmental organization), and has held that position since April 1990. Dr. Sawhill, 61, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since December 1996. He also is a director of The Vanguard Group, Inc. and each of the Vanguard Funds, registered investment companies, Procter and Gamble, and NACCO Industries, Inc.

[PHOTO]   ALAN SEELENFREUND

          Mr. Seelenfreund is Chairman of the Board of McKesson Corporation (distributor of pharmaceuticals and health care products), and has held that position since November 1989. He was Chief Executive Officer of McKesson Corporation from 1989 to March 1997. Mr. Seelenfreund, 61, has been a director of Pacific Gas and Electric Company since 1993 and a director of PG&E Corporation since December 1996.

[PHOTO]   GORDON R. SMITH*

          Mr. Smith is President and Chief Executive Officer of Pacific Gas and Electric Company, and has been an officer of Pacific Gas and Electric Company since June 1980. Mr. Smith, 50, has been a director of Pacific Gas and Electric Company since June 1997.

[PHOTO]   BARRY LAWSON WILLIAMS

          Mr. Williams is President of Williams Pacific Ventures, Inc. (venture capital and real estate, consulting, and mediation), and has held that position since May 1987. Mr. Williams, 53, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since December 1996. He also is a director of CompUSA Inc., Newhall Management Corporation, and Simpson Manufacturing Co., Inc.



          * Gordon R. Smith is a nominee for director of Pacific Gas and Electric Company only.

--------------------------------------------------------------------------------
                          Information Regarding the
                  Boards of Directors of PG&E Corporation and
                       Pacific Gas and Electric Company

BOARD COMMITTEES

        The committees of the PG&E Corporation Board of Directors are the Executive Committee, Audit Committee, Finance Committee, Nominating and Compensation Committee, and Public Policy Committee. The Pacific Gas and Electric Company Board of Directors has an Executive Committee. The current membership and duties of these committees are as follows:

                                                                      NOMINATING AND
        EXECUTIVE               AUDIT              FINANCE            COMPENSATION            PUBLIC POLICY
        COMMITTEES              COMMITTEE          COMMITTEE          COMMITTEE               COMMITTEE
        R. D. Glynn, Jr.*       H. M. Conger*      R. B. Madden*      C. E. Reichardt*        M. S. Metz*
        H. M. Conger            C. L. Cox          R. A. Clarke       D. A. Coulter           R. A. Clarke
        R. B. Madden            W. S. Davila       D. A. Coulter      D. M. Lawrence, MD      W. S. Davila
        M. S. Metz              M. S. Metz         C. E. Reichardt    J. C. Sawhill           R. Q. Morgan
        C. E. Reichardt         B. L. Williams     J. C. Sawhill      A. Seelenfreund         J. C. Sawhill
        G. R. Smith (1)                            B. L. Williams

        *    Chair
        (1) Member of the Pacific Gas and Electric Company Executive Committee only.

EXECUTIVE COMMITTEES

        Each Executive Committee (no meetings held in 1997), subject to the provisions of law and certain limits imposed by the PG&E Corporation Board or the Pacific Gas and Electric Company Board (as the case may be), may exercise any of the powers and perform any of the duties of the PG&E Corporation Board or the Pacific Gas and Electric Company Board, respectively. The Executive Committees meet as needed.

AUDIT COMMITTEE

        The Audit Committee of PG&E Corporation (four PG&E Corporation Committee meetings and three Pacific Gas and Electric Company Committee meetings were held in 1997) advises and assists the Board in fulfilling its responsibilities in connection with financial and accounting practices, internal controls, external and internal auditing programs, business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation and its subsidiaries. The Audit Committee satisfies itself as to the independence and competence of PG&E Corporation's and Pacific Gas and Electric Company's independent public accountants, and reviews with the independent accountants and with PG&E Corporation's or Pacific Gas and Electric Company's officers and internal auditors the scope and results of the independent accountants' audit work, consolidated annual financial statements, internal audit and control systems, and compliance with laws, regulations, policies, and programs. The Audit Committee also recommends to the Board of Directors the firm of independent public accountants to be selected to audit PG&E Corporation's and Pacific Gas and Electric Company's accounts, and makes further inquiries as it deems necessary or desirable to inform itself as to the conduct of PG&E Corporation's or its subsidiaries' affairs.

        The Audit Committee is composed entirely of directors who are neither
(a) current or former officers or employees of PG&E Corporation or any of its subsidiaries; (b) consultants to PG&E Corporation or any of its subsidiaries; nor (c) officers or employees of any other corporation on whose board of directors any PG&E Corporation officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair. The PG&E Corporation and Pacific Gas and Electric Company Committees were consolidated into a single Audit Committee of the PG&E Corporation Board on October 15, 1997.

FINANCE COMMITTEE

        The Finance Committee of PG&E Corporation (four PG&E Corporation Committee meetings and four Pacific Gas and Electric Company Committee meetings were held in 1997) advises and assists the Board with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiary companies, including specific actions required to achieve those objectives. The Finance Committee reviews long-term financial and investment plans and strategies, annual financial plans, dividend policy, short-term and long-term financing plans, proposed capital investments, proposed divestments, major commercial banking, investment banking, financial consulting, and other financial relations of PG&E Corporation or its subsidiaries, and price risk management activities. The PG&E Corporation Finance Committee, the Pacific Gas and Electric Company Finance Committee, and the PG&E Corporation Capital Investment Committee (eight Committee meetings were held in 1997) were consolidated into a single Finance Committee of the PG&E Corporation Board on December 17, 1997.

        One member of the Committee, who is neither a current nor former employee of, or current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee's Chair.

NOMINATING AND COMPENSATION COMMITTEE

        The Nominating and Compensation Committee of PG&E Corporation (eight PG&E Corporation Committee meetings and three Pacific Gas and Electric Company Committee meetings were held in 1997) advises and assists the Boards of PG&E Corporation, Pacific Gas and Electric Company, and other PG&E Corporation subsidiaries having non-employee directors with respect to the selection and compensation of directors. It also advises and assists PG&E Corporation and its subsidiaries on employment, compensation, benefits policies and practices, and the development, selection, and compensation of policy-making officers. The Nominating and Compensation Committee reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, except that of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, whose compensation is established by the full PG&E Corporation or Pacific Gas and Electric Company Board (as the case may be) upon recommendation of the Committee. The Committee also reviews long-range planning for executive development and succession, and the composition and performance of the Boards of PG&E Corporation, Pacific Gas and Electric Company, and any other subsidiary with non-employee directors. The Nominating and Compensation Committee is composed entirely of directors who are neither (a) current or former officers or employees of PG&E Corporation or any of its subsidiaries; (b) consultants to PG&E Corporation or any of its subsidiaries; nor (c) officers or employees of any other corporation on whose board of directors any PG&E Corporation officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair. The PG&E Corporation and Pacific Gas and Electric Company Committees were consolidated into a single Nominating and Compensation Committee of the PG&E Corporation Board on June 18, 1997.

        The Nominating and Compensation Committee will consider nominees recommended by shareholders for election to the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company. The names of such nominees, accompanied by relevant biographical information, should be submitted in writing to the Vice President and Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company (as the case may be). The Nominating and Compensation Committee seeks qualified, dedicated, and highly regarded individuals who have experience relevant to PG&E Corporation's or Pacific Gas and Electric Company's business operations, who understand the complexities of PG&E Corporation's or Pacific Gas and Electric Company's business environment, and who will represent the best interests of all the shareholders of PG&E Corporation or Pacific Gas and Electric Company. In accordance with PG&E Corporation's and Pacific Gas and Electric Company's commitment to equal opportunity, the Committee continues to seek qualified women and minority candidates for the Boards.

PUBLIC POLICY COMMITTEE

        The Public Policy Committee of PG&E Corporation (two PG&E Corporation Committee meetings and two Pacific Gas and Electric Company Committee meetings were held in 1997) advises and assists the Board of Directors with respect to public policy issues which could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries. The Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to protection and improvement of the quality of the environment, charitable and community service organizations and activities, equal opportunity in hiring and promoting employees, and development of minority-owned and women-owned businesses as suppliers to PG&E Corporation and its subsidiaries. The Committee also reviews significant societal, governmental, and environmental trends and issues which may affect the operations of PG&E Corporation or its subsidiaries. The PG&E Corporation and Pacific Gas and Electric Company Committees were consolidated into a single Public Policy Committee of the PG&E Corporation Board on July 16, 1997.

        One member of the Committee, who is neither a current nor former employee of, or current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee's Chair.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

        Fourteen meetings of the PG&E Corporation Board of Directors and 26 meetings of the PG&E Corporation Board committees were held in 1997. Overall attendance at such meetings was 94%. Individual attendance at meetings of the PG&E Corporation Board of Directors and Board committees was as follows: R. A. Clarke 100%, H. M. Conger 89%, D. A. Coulter 89%, C. L. Cox 94%, W. S. Davila 100%, R. D. Glynn, Jr. 100%, D. M. Lawrence 86%, R. B. Madden 100%, M. S. Metz 95%, R. Q. Morgan 78%, S. T. Reeves 89%, C. E. Reichardt 100%, J. C. Sawhill 100%, A. Seelenfreund 86%, S. T. Skinner 94%, and B. L. Williams 100%.

        Eleven meetings of the Pacific Gas and Electric Company Board of Directors and 12 meetings of the Pacific Gas and Electric Company Board committees were held in 1997. Overall attendance at such meetings was 96%. Individual attendance at meetings of the Pacific Gas and Electric Company Board of Directors and Board committees was as follows: R. A. Clarke 100%, H. M. Conger 93%, D. A. Coulter 93%, C. L. Cox 100%, W. S. Davila 100%, R. D. Glynn, Jr. 100%, D. M. Lawrence 86%, R. B. Madden 100%, M. S. Metz 94%, R. Q. Morgan 93%, S. T. Reeves 92%, C. E. Reichardt 100%, J. C. Sawhill 100%, A. Seelenfreund 93%, S. T. Skinner 93%, G. R. Smith 100%, and B. L. Williams 100%.

COMPENSATION OF DIRECTORS

        Each director who is not an officer or employee of PG&E Corporation or Pacific Gas and Electric Company receives a quarterly retainer of $7,500 plus a fee of $1,000 for each Board or Board committee meeting attended. Non-employee directors who chair Board committees receive an additional quarterly retainer of $625. Under the Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation or Pacific Gas and Electric Company may elect to defer with interest all or part of such compensation for varying periods. In December 1997, to further align directors' interests with those of PG&E Corporation's shareholders, the Board of Directors amended the Deferred Compensation Plan to permit a director to direct that deferred meeting fees and retainers be tied to the market price of PG&E Corporation's common stock.

        No director who serves on both the PG&E Corporation and Pacific Gas and Electric Company Boards and corresponding committees is paid additional compensation for concurrent service on Pacific Gas and Electric Company's Board or its committees, except that separate meeting fees are paid for each meeting of the Pacific Gas and Electric Company Board, or a Pacific Gas and Electric Company Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and Pacific Gas and Electric Company that meetings of the respective Boards and corresponding committees are held concurrently with each other and, therefore, that a single meeting fee is paid to each director for each set of meetings.

        In addition, directors of PG&E Corporation or Pacific Gas and Electric Company are reimbursed for reasonable expenses incurred in attending Board or committee meetings. Directors of PG&E Corporation or Pacific Gas and Electric Company also are reimbursed for reasonable expenses incurred in connection with other activities undertaken on behalf of or for the benefit of PG&E Corporation or Pacific Gas and Electric Company.

        Effective January 1, 1998, the PG&E Corporation Retirement Plan for Non-Employee Directors was terminated. Directors who had accrued benefits under the Plan were given a one-time option of receiving at retirement the benefit accrued through 1997, or of converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of frozen accrued retirement benefits, or distributions from the Deferred Compensation Plan attributable to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

        Since 1996, a portion of director compensation has been composed of equity ownership in PG&E Corporation. To increase the portion of director pay that is equity-based and thereby further align the interests of directors with those of PG&E Corporation's shareholders, the Non-Employee Director Stock Incentive Plan, a component of the PG&E Corporation Long-Term Incentive Program, became effective January 1, 1998. For 1998, approximately 45 percent of total director pay is composed of stock-based compensation, an increase from less than 20 percent based on total director pay in 1997. Under the Non-Employee Director Stock Incentive Plan, on the first business day of January each year, each non-employee director of PG&E Corporation is entitled to receive stock-based awards with a total aggregate value of $30,000, composed of (1) restricted shares of PG&E Corporation common stock valued at $10,000, and (2) a combination of non-qualified stock options and common stock equivalents with a total value of $20,000. Restricted stock and stock options granted under the plan vest over the five-year period following the date of grant, except that restricted stock and stock options will vest immediately upon mandatory retirement from the Board at age 70, upon a director's death or disability, or in the event of a change in control. Common stock equivalents awarded under the plan are payable in the form of PG&E Corporation common stock only following a director's retirement from the Board, upon a director's death or disability, or in the event of a change in control. Unvested awards are forfeited if the recipient ceases to be a director for any other reason.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Coulter, a director of PG&E Corporation and Pacific Gas and Electric Company, is Chairman and Chief Executive Officer of BankAmerica Corporation and Bank of America NT&SA, which was paid approximately $2.5 million by PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries during 1997 in connection with providing credit and banking services to those companies in the normal course of business. Such credit arrangements and services are expected to continue to be provided to PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries in the future. Mr. Coulter has no personal interest in these transactions.

        Mr. Cox, a director of PG&E Corporation and Pacific Gas and Electric Company, is retired Vice Chairman of AirTouch Communications, Inc. and retired President and Chief Executive Officer of AirTouch Cellular, which were paid approximately $1.5 million by PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries during 1997 in connection with providing cellular telephone and paging services to those companies in the normal course of business. Such services are expected to continue to be provided to PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries in the future. Mr. Cox has no personal interest in these transactions.

        Dr. Lawrence, a director of PG&E Corporation and Pacific Gas and Electric Company, is Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, which were paid approximately $23.3 million by PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries during 1997 in connection with providing health care services for employees, retirees, and surviving dependents who elected medical plan coverage through Kaiser. These services were provided by Kaiser in the ordinary course of business. PG&E Corporation and Pacific Gas and Electric Company offer a choice of medical plans to their respective employees and retirees, but exercise no influence over which medical plan ultimately is chosen by an employee or retiree. It is expected that PG&E Corporation and Pacific Gas and Electric Company will continue to offer Kaiser as a medical plan option in the future. Dr. Lawrence has no personal interest in these transactions.

        Mrs. Morgan, a director of PG&E Corporation and Pacific Gas and Electric Company, is President and Chief Executive Officer of Joint Venture: Silicon Valley Network (JVSV Network), a nonprofit collaborative. As part of Pacific Gas and Electric Company's overall efforts to retain customers and to stimulate the economy in the Company's service territory, in 1997 the Company provided $100,000 of overall support to JVSV Network. Pacific Gas and Electric Company expects to continue providing support to JVSV Network in the future. Mrs. Morgan has no personal interest in these transactions.

        In September 1997, U.S. Generating Company became a wholly owned subsidiary of PG&E Corporation. In connection with this acquisition, Joseph P. Kearney, President and Chief Executive Officer of U.S. Generating Company, became a Senior Vice President of PG&E Corporation. Mr. Kearney may be entitled to receive incentive payments upon completion of the sale of certain assets and interests related to U.S. Generating Company and certain of its power plant projects, if the value realized exceeds specified levels. In the event that incentive payments become payable, PG&E Corporation would be responsible for a share of such payments. No incentive payments were made to Mr. Kearney by PG&E Corporation under this arrangement in 1997.

BOARD OF DIRECTORS RETIREMENT POLICY

        It is the policy of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company that a person may not be designated as a candidate for election or re-election as a director after he or she has reached the age of 70.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of January 31, 1998, by the respective directors of PG&E Corporation and Pacific Gas and Electric Company, the nominees for director, the current and former executive officers of PG&E Corporation and Pacific Gas and Electric Company named in the Summary Compensation Table on page 28, and all directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company as a group. The number of shares shown for each such person, and for the directors, nominees for director, and executive officers as a group, constituted less than one percent of the outstanding shares of PG&E Corporation common stock. As of January 31, 1998, no director, nominee for director, or executive officer owned shares of any class of Pacific Gas and Electric Company securities. The table also sets forth common stock units credited to the accounts of directors and executive officers under the PG&E Corporation plans that provide for the deferral of all or a portion of compensation earned by directors and officers.

                                     (A)                    (B)
                                BENEFICIAL          DEFERRED COMPENSATION
NAME                        STOCK OWNERSHIP(1)(2)     COMMON STOCK UNITS
Richard A. Clarke(3)                137,004                  0
Harry M. Conger(3)                    6,586                655
David A. Coulter(3)                   2,375                  0
C. Lee Cox(3)                         4,423              1,305
William S. Davila(3)                  8,086                  0
Robert D. Glynn, Jr.(3)              61,222             45,587
David M. Lawrence, MD(3)              2,293              1,999
Richard B. Madden(3)                  4,153             13,740
Mary S. Metz(3)                       4,602                163
Rebecca Q. Morgan(3)                  3,050                  0
Carl E. Reichardt(3)                  3,153                  0
John C. Sawhill(3)                   26,245              5,859
Alan Seelenfreund(3)                  1,653              3,261
Gordon R. Smith(4)                   35,359                283
Barry Lawson Williams(3)              2,578                  0
Stanley T. Skinner(5)               356,451                  0
Scott W. Gebhardt(6)                      0                  0
L. E. Maddox(6)                           0              2,630
Jack F. Jenkins-Stark(6)             39,170              4,296
Bruce R. Worthington(6)              30,823              3,269
Gregory M. Rueger(7)                 40,219                  0
James K. Randolph(7)                 18,833                  0
E. James Macias(7)                   10,258                  0
Roger J. Peters(7)                   12,825                  0

All PG&E Corporation directors
and executive officers as a
group (23 persons)                  414,563             86,903

All Pacific Gas and Electric
Company directors and
executive officers as a group
(21 persons)                        393,923             72,852

(1) Includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the director or executive officer and, in the case of executive officers, includes shares held in the Pacific Gas and Electric Company Savings Fund Plan. Except as otherwise indicated below, the directors, nominees for director, and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

     Also includes the following shares of PG&E Corporation common stock in which the beneficial owners share voting and investment power: Mr. Coulter 1,401 shares; Mr. Cox 3,341 shares; Mr. Davila 200 shares; Mr. Madden 4,153 shares; Dr. Metz 2,375 shares; Mr. Smith 3,884 shares; all PG&E Corporation directors and executive officers as a group 15,354 shares; and all Pacific Gas and Electric Company directors and executive officers as a group 15,354 shares.

(2) Includes shares of PG&E Corporation common stock which the directors and executive officers have the right to acquire within 60 days of January 31, 1998, through the exercise of vested stock options granted under the PG&E Corporation Stock Option Plan, as follows: Mr. Clarke 125,000 shares; Mr. Glynn 45,167 shares; Mr. Smith 30,344 shares; Mr. Skinner 335,000 shares; Mr. Jenkins-Stark 37,833 shares; Mr. Worthington 20,168 shares; Mr. Rueger 35,334 shares; Mr. Randolph 18,833 shares; Mr. Macias 8,667 shares; Mr. Peters 10,834 shares; all PG&E Corporation directors and executive officers as a group 283,680 shares; and all Pacific Gas and Electric Company directors and executive officers as a group 283,179 shares. The directors and executive officers have neither voting power nor investment power with respect to shares shown unless and until such shares are purchased through the exercise of the options, pursuant to the terms of the Stock Option Plan.

(3) Mr. Clarke, Mr. Conger, Mr. Coulter, Mr. Cox, Mr. Davila, Mr. Glynn, Dr. Lawrence, Mr. Madden, Dr. Metz, Mrs. Morgan, Mr. Reichardt, Dr. Sawhill, Mr. Seelenfreund, and Mr. Williams are directors of both PG&E Corporation and Pacific Gas and Electric Company.

(4) Mr. Smith is a director and an executive officer of Pacific Gas and Electric Company, and is deemed to be an executive officer of PG&E Corporation for purposes of the Securities and Exchange Commission's proxy rules. He is named in the Summary Compensation Table on page 28.

(5) Mr. Skinner retired as Chairman of the Board of PG&E Corporation and Pacific Gas and Electric Company on December 31, 1997. He was a director and an executive officer of both companies during 1997 and is named in the Summary Compensation Table on page 28.

(6) Mr. Gebhardt, Mr. Maddox, Mr. Jenkins-Stark, and Mr. Worthington are executive officers of PG&E Corporation named in the Summary Compensation Table on page 28.

(7) Mr. Rueger, Mr. Randolph, Mr. Macias, and Mr. Peters are executive officers of Pacific Gas and Electric Company named in the Summary Compensation Table on pages 28-29.

--------------------------------------------------------------------------------
                                  Item No. 2:
         Ratification of Appointment of Independent Public Accountants

        On the recommendation of the Audit Committee of PG&E Corporation, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have selected Arthur Andersen LLP as the independent public accountants to examine the financial statements of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries for the year 1998. Arthur Andersen LLP has been employed to perform this function for Pacific Gas and Electric Company since 1981 and for PG&E Corporation since 1996.

        One or more representatives of Arthur Andersen LLP will be present at the annual meetings, and will have the opportunity to make a statement and to respond to appropriate questions.

        Although this appointment is not required to be submitted to a vote of the shareholders, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company believe it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders should not ratify the appointment, the PG&E Corporation Audit Committee will investigate the reasons for rejection by the shareholders and each Board of Directors will reconsider the appointment.

        The affirmative vote of a majority of the shares represented and voting on the proposal is required to ratify the appointment of the independent public accountants. Abstentions will have the same effect as a vote against the proposal. Unless marked to the contrary, properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted for this proposal.

        THE BOARDS OF DIRECTORS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY RECOMMEND A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP.














--------------------------------------------------------------------------------
IF YOU DO NOT HOLD ANY SHARES OF PG&E CORPORATION COMMON STOCK, YOU ARE NOT ENTITLED TO VOTE ON THE FOLLOWING FOUR SHAREHOLDER PROPOSALS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Item Nos. 3-6:
                             Shareholder Proposals

           FOR CONSIDERATION BY PG&E CORPORATION SHAREHOLDERS ONLY

        The following proposals have been submitted by shareholders for action at the PG&E Corporation annual meeting. To be approved, each properly presented proposal must receive the affirmative vote of a majority of the PG&E Corporation shares represented and voting on the proposal and the affirmative votes must constitute at least a majority of the required quorum. Abstentions will be counted in the number of shares represented and voting and will have the same effect as a vote against the proposal. Broker non-votes with respect to a particular proposal will be counted for purposes of determining the presence or absence of a quorum, but will not be counted in the number of shares represented and voting on the proposal. Properly executed proxies received by PG&E Corporation prior to or at the annual meeting will be voted "AGAINST" these proposals, unless PG&E Corporation shareholders specify otherwise in their proxies.

ITEM NO. 3:  SHAREHOLDER PROPOSAL REGARDING INDEPENDENT DIRECTORS

        Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, on behalf of Ray T. Chevedden and Veronica G. Chevedden, Trustees of the Ray T. Chevedden and Veronica G. Chevedden Family Trust, holder of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

        "APPOINT INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEES

              (Recommended requirement and shareholder proposal)

              Appoint Independent Directors for all Key Board Committees to enhance management oversight. Key board committees include the audit, compensation and nomination committees. These important oversight-committees require heightened independence, free of Directors
        --------------------
        with significant financial and management ties to PG&E.

              The 1997 PG&E proxy statement lists the following Directors with significant 1996 financial and management ties to PG&E:

              1. Dr. David Lawrence     CEO of Kaiser Health Plan
                 .  PG&E paid $21-Million ($21,980,178) to Kaiser.

              2. David Coulter          CEO of Bank of America
                 . PG&E paid $626,847 to Bank of America to manage $100s-of-millions of credit, banking and loan services.

              3. Lee Cox                Vice Chairman of AirTouch Communications
                 .  PG&E paid $1-Million ($1,042,466) to AirTouch.

              4. Rebecca Morgan         CEO of JVSV Network
                 .  PG&E paid $100,000 to JVSV.

              5. Richard Clark
                 . Retired PG&E CEO - can tend to make him protect his old policies.

              The $10s-of-millions PG&E paid to the companies of PG&E Directors again in 1997 is highlighted in the "CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS" heading on page 9 in this proxy statement.

              The following 1996 news reports remind shareholders of PG&E's continuing problems and that the 39% DIVIDEND CUT HAS NOT BEEN RESTORED:

                .   PG&E cuts dividend 39%
                .   PG&E pays $333 million in pollution lawsuit
                .   PG&E customer rates are 40% above the national average

              Additionally, the need for greater oversight could never be more clear with the perils and opportunities from utility deregulation.

              THIS RESOLUTION IS CONSISTENT WITH THE WIDELY-ACCLAIMED CAMPBELL SOUP CORPORATE GOVERNANCE STANDARDS WHICH STATES:

              THE AUDIT, COMPENSATION/ORGANIZATION AND GOVERNANCE COMMITTEES WILL CONSIST ENTIRELY OF INDEPENDENT DIRECTORS. COMMITTEE MEMBERS WILL BE APPOINTED BY THE BOARD.

              Independent directors are different from affiliated directors, who have significant financial or management ties to PG&E, and inside directors who work full-time for PG&E.

              Directors whose companies do substantial business with PG&E arguably put the interests of their companies first. Their companies earn far more from PG&E than PG&E pays in director fees.

              It is difficult for affiliated directors to initiate constructive challenges to PG&E management when PG&E can threaten to stop paying each of their companies $21-million ($21,000,000) to $100,000 every year.

        VOTE YES ON ITEM NO. 3: APPOINT INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEES

                  - - - End of Shareholder Resolution - - -"

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

        PG&E Corporation agrees that having independent directors on the Board enhances the Board's performance and oversight of corporation management.

        Upon its creation in December 1996, the PG&E Corporation Board of Directors adopted a comprehensive set of corporate governance guidelines. These guidelines established governance principles which the Board believes ensure the independence of the PG&E Corporation Board.

        These guidelines call for 75 percent of the Board to be composed of directors who are neither current nor former employees of PG&E Corporation or any of its subsidiaries. The PG&E Corporation Board is in compliance with this guideline.

        These guidelines also require that the Audit Committee and the Nominating and Compensation Committee of the PG&E Corporation Board each be composed entirely of independent directors as defined in the guidelines. Independent directors are defined in the guidelines as directors who are neither
(a) current nor former employees of nor consultants to PG&E Corporation or its subsidiaries, nor (b) current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member. PG&E Corporation is in compliance with this guideline.

        The PG&E Corporation Board of Directors believes that its current Board structure and corporate governance policies ensure independent oversight of management. None of the directors who are affiliated with other companies which are customers or suppliers of, or providers of services to, PG&E Corporation or its affiliates possesses a personal interest in the transactions which would compromise his or her independence or preclude the ability to faithfully fulfill fiduciary duties to PG&E Corporation's shareholders. The transactions referenced in the shareholder proposal relate to ordinary business dealings between Pacific Gas and Electric Company (a subsidiary of PG&E Corporation) and the named companies.

        For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 4:  SHAREHOLDER PROPOSAL REGARDING SUPER MAJORITY VOTING

        Ms. Ersilia N. Davis, 1488 San Pasqual Street, Pasadena, California 91106, holder of 200 shares of PG&E Corporation common stock, has given notice of her intention to present the following proposal for action at the PG&E Corporation annual meeting:

        "REINSTATE SIMPLE MAJORITY VOTE ON All ISSUES THAT ARE SUBMITTED TO SHAREHOLDER VOTE

              Recommended requirement and shareholder proposal

              The shareholders of PG&E Corporation ask and recommend the Board of Directors to take the necessary steps to amend the company's governing documents to reinstate SIMPLE MAJORITY VOTE on all issues put to shareholder vote.

              Reinstate simple majority-vote rule to enhance shareholder value. Delete PG&E governing document sections requiring an overwhelming 75% shareholder vote. A 75%-vote is called a super-majority vote.

              SUPER-MAJORITY RULES ARE WIDELY OPPOSED.

              The bi-partisan National Conference of State Legislatures urged States to ban them. Major pension funds, including those holding PG&E stock, declare that super-majority rules are not in the best interest of shareholders.

              Also, require that any future super-majority proposal be put to shareholder vote-as a separate issue and not as part of a resolution package.

              PG&E super-majority provisions mean that if a majority of the shareholders (but less than an overwhelming 75%) vote to change a super-majority item, management can ignore the majority.

              A competitive company does not need protection from change by requiring an overwhelming 75%-vote.

              VOTE YES FOR RESOLUTION NO. 4: REINSTATE SIMPLE MAJORITY VOTE ON All ISSUES SUBMITTED TO SHAREHOLDER VOTE

                  - - - End of Shareholder Resolution - - -"

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

        Under California law, matters submitted to shareholders are considered approved if the matter received the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively constitute at least a majority of the required quorum), unless the vote of a greater number is required by law or the company's articles of incorporation. PG&E Corporation's Articles of Incorporation contain only one "super-majority" vote requirement-the "fair price" provisions in Article Eighth of the Articles of Incorporation. The fair price provisions apply only to certain transactions (such as a merger, consolidation, transfer of substantial assets, or recapitalization) between PG&E Corporation and another party which owns five percent or more of the Corporation's stock. This type of transaction must be either (1) approved by 75 percent of the Corporation's outstanding shares, (2) approved by a majority of the disinterested directors, or (3) satisfy certain "fair price" criteria with respect to the remaining shareholders. In most cases, a 75 percent shareholder vote is required to alter, amend, repeal, or adopt any provisions inconsistent with the fair price provisions.

        In 1996, the shareholders approved these fair price provisions through approval of PG&E Corporation's Restated Articles of Incorporation, as part of the shareholders' approval of the holding company reorganization. The fair price provisions and the related super-majority requirement are intended to reduce the possibility of unfair treatment of shareholders in takeover situations, and are drawn narrowly to achieve that purpose.

        For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 5:  SHAREHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

        Mr. Simon Levine, Trustee of the Simon Levine Living Trust, 960 Shorepoint Court, No. 306, Alameda, California 94501, holder of 6,203 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

             "The shareholders of PG&E Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

             REINSTATE CUMULATIVE VOTING FOR THE ELECTION OF PG&E DIRECTORS.

             Cumulative voting enables a significant group of stockholders, though a minority, to elect a candidate of their choice.

             With cumulative voting, all of a shareholder's votes for directors (16-votes per PG&E share) can be cast for a single director or focused toward particular directors from PG&E's 16 directors.

             Cumulative Voting was required by PG&E's corporate By-laws as recently as 1990.

             Cumulative Voting would contribute to a more diverse board of directors to encourage the election of at least one director to focus on the financial impact of questionable or unethical business practices at
            ----------------
        PG&E.

             These news reports highlight the financial impact of PG&E's questionable or unethical business practices:

        Santa Clara County jury slams PG&E with a $30-million ($30,000,000)
                                                  -------------------------
        verdict, finding that the utility's failure to investigate complaints of toxic fumes at a San Jose office building endangered a pregnant woman who eventually gave birth to a brain-damaged baby.

                                San Jose Mercury News           July 9, 1997

        PG&E pays $850,000 to settle ethics misconduct charge. 50 managers
                  --------
        ordered to take "professional responsibility" course.

                                Turning Points                  Autumn 1997

        Jury fined PG&E $2-million ($2,000,000) for criminal negligence for a
                        -----------------------
        1994 fire which torched 12 homes in historic Rough and Ready, Nevada. PG&E was guilty of 739 charges of failure to trim trees ignited by electric wires. Damaging evidence included one PG&E corporate memo praising managers for reducing tree-trimming costs before the fire.

                                San Francisco Chronicle         June 20, 1997

             If a company's performance lags over a sustained period, it is time for the shareholders to send a message to the Board, reminding them that they have to hold management-and themselves-to a higher standard.

             PG&E's poor performance leads institutional and individual investors to hold the Directors and Management to a higher standard.

             VOTE YES TO REINSTATE CUMULATIVE VOTING FOR THE ELECTION OF
                  ---
        DIRECTORS WHO GIVE GREATER ATTENTION TO QUESTIONABLE POLICIES THAT IMPACT STOCK PRICE."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

        PG&E Corporation believes that cumulative voting would erode shareholders' ability to elect directors who represent the interests of the shareholders as a whole.

        In 1996, the shareholders approved the elimination of cumulative voting through approval of PG&E Corporation's Restated Articles of Incorporation, as part of the shareholders' approval of the holding company reorganization. Previously, at the Pacific Gas and Electric Company 1990 annual meeting, the shareholders approved an amendment to Pacific Gas and Electric Company's Bylaws which specified that cumulative voting may not be used in the election of directors.

        Under cumulative voting, the total number of votes that each shareholder may cast in an election for directors is determined by multiplying the number of directors to be elected by the number of votes to which the shareholder's shares are entitled. Each shareholder may "cumulate" his or her votes by giving them all to one candidate, or may distribute his or her votes among as many candidates as the shareholder sees fit. Thus, where 14 directors are to be elected, a shareholder or group of shareholders holding less than seven percent of the shares voting at the meeting would be capable of electing a director. This is true even if the holders of the remaining 93 percent of the voting shares are opposed to the election of that candidate and cast their votes to elect 14 other directors.

        Cumulative voting would give a disproportionate and unfair weight to the votes cast by a minority shareholder or shareholders. The elimination of cumulative voting ensures that all directors are elected or removed only by a majority vote of shareholders voting in the election.

        For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 6:  SHAREHOLDER PROPOSAL REGARDING DIRECTOR COMPENSATION

        Mr. Nick Rossi, P.O. Box 249, Boonville, California 95415, holder of 600 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

             "The Shareholders of Pacific Gas and Electric request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

             Beginning on the 1999 Pacific Gas and Electric fiscal year all members of the Board of the Director's total compensation will be solely in shares of Pacific Gas and Electric common stock each year. A significant portion of these shares shall be held and not sold until their term as a director is up. No other compensation of any kind will be paid. Including, the elimination of retirement benefits to directors, excluding existing contracts with directors."

        In support of this proposal, Mr. Rossi has submitted the following statement:

             "For many years the Rossi Family have been submitting for shareholder vote, at this corporation as well as other corporations, proposals aimed at putting management on the same playing field as the shareholders. This proposal would do just that.

             Many corporations have seen the wisdom in paying directors primarily or solely in stock. Ownership in the company is the American way. We feel that this method of compensation should be welcomed by anyone who feels they have the ability to direct a major corporation's fortunes. The directors would receive shares each year and be required to hold a significant portion of these shares. If the corporation does well, the directors will make more money in the value of the stock they receive and the dividend that usually rise with more profits. If things go bad, they will be much more inclined to correct things, because it will be coming directly out of their pockets. Instead of the way directors are paid now, where directors receive the same compensation for good or bad performance."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

        PG&E Corporation agrees that a significant portion of its directors' compensation should be composed of equity ownership in the Corporation. Accordingly, since 1996, a portion of director pay has consisted of restricted shares of PG&E Corporation common stock. These shares generally vest over a five-year period and are forfeited if the director ceases to serve on the Board for any reason other than mandatory retirement at age 70, death, disability, or change in control. In December 1997, the Board of Directors, upon recommendation of the Nominating and Compensation Committee, approved amendments to PG&E Corporation's Long-Term Incentive Program to increase the portion of director pay that is equity-based. The Board believes these changes will further align the interests of directors with those of PG&E Corporation's shareholders, and provide a total director compensation package that is more competitive with that provided to directors of other energy and industrial companies. As a result of these changes, approximately 45 percent of total director pay is composed of stock-based compensation, an increase from less than 20 percent based on total director pay in 1997. Further, in December 1997, the Board of Directors amended the Deferred Compensation Plan for Non-Employee Directors to permit a director to direct that deferred meeting fees and retainers be allocated to a stock-based account. Please refer to the discussion of "Compensation of Directors" on page 8 for details concerning these changes.

        PG&E Corporation does not agree that directors should be paid solely in stock. PG&E Corporation desires to have a diverse Board, and requiring that all compensation paid to directors be in the form of stock could discourage or prevent highly qualified individuals from serving on the Board in the future.

        In addition, in December 1997, the PG&E Corporation Board of Directors terminated the PG&E Corporation Retirement Plan for Non-Employee Directors effective January 1, 1998. In connection with the termination of the retirement plan, directors elected to either (1) freeze their accrued benefit for distribution at retirement according to current plan provisions, or (2) convert the present value of their accrued benefit into common stock units that correspond to the value of PG&E Corporation common stock, to be settled at retirement.

        For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.


















--------------------------------------------------------------------------------
IF YOU DO NOT HOLD ANY SHARES OF PACIFIC GAS AND ELECTRIC COMPANY FIRST PREFERRED STOCK, YOU ARE NOT ENTITLED TO VOTE ON THE FOLLOWING MANAGEMENT PROPOSAL.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Item No. 7:
                              Management Proposal

    FOR CONSIDERATION BY PACIFIC GAS AND ELECTRIC COMPANY SHAREHOLDERS ONLY

        The following proposal has been submitted by Pacific Gas and Electric Company's management for action at the Company's annual meeting. To be approved, the proposal must receive the affirmative vote of the holders of a majority of the outstanding voting stock of Pacific Gas and Electric Company. Abstentions and broker non-votes will have the same effect as a vote against the proposal. Properly executed proxies received by Pacific Gas and Electric Company prior to or at the annual meeting will be voted "FOR" this proposal, unless Pacific Gas and Electric Company shareholders specify otherwise in their proxies.

ITEM NO. 7: MANAGEMENT PROPOSAL REGARDING DECREASE IN THE MINIMUM NUMBER OF DIRECTORS

        The Pacific Gas and Electric Company Board of Directors has unanimously adopted, and recommends to the shareholders for approval (1) an amendment to the Company's Bylaws to provide that the Board shall consist of not less than nine nor more than 17 directors, and (2) an amendment to the Company's Articles of Incorporation to delete the provision requiring that the Board consist of not less than 14 nor more than 17 directors. To be effective, the proposed amendments to Pacific Gas and Electric Company's Articles of Incorporation and Bylaws must be approved by the affirmative vote of a majority of the Company's outstanding voting stock. Further, the amendment to the Company's Articles of Incorporation must be filed with the California Secretary of State to become effective. The proposed amendments would not affect the number of directors to be elected at the 1998 annual meeting. The number of directors to be elected is 15, the current authorized number of directors fixed in Pacific Gas and Electric Company's Bylaws.

        The proposed amendments would reduce the minimum number of authorized directors from 14 to nine and would consolidate in the Bylaws all provisions regarding the number of directors. Reducing the minimum number of authorized directors would provide Pacific Gas and Electric Company with greater flexibility to manage the size of its Board and to meet the evolving needs of the Company in the context of the ongoing changes in the utility industry and the energy marketplace. Consolidating all Board size requirements in the Bylaws would streamline Pacific Gas and Electric Company's governing documents and enable the Company and its shareholders to change the minimum and maximum number of authorized directors without the need to file amendments to the Articles of Incorporation with the Secretary of State, as is currently required. These changes would conform to the provisions regarding the number of directors set forth in the Articles of Incorporation and Bylaws of PG&E Corporation, Pacific Gas and Electric Company's parent company.

        Section 1 of Article II of Pacific Gas and Electric Company's Bylaws currently states:

              1. NUMBER. The Board of Directors shall consist of fifteen (15) directors.

The authorized number of directors may be changed by an amendment to the Bylaws approved by either the shareholders or the directors, provided the new number falls within the range set forth in the Articles of Incorporation.

        The Board of Directors proposes to amend Section 1 of Article II of the Bylaws to read as follows:

              1. NUMBER. The Board of Directors of this corporation shall consist of such number of directors, not less than nine (9) nor more than seventeen (17), and the exact number of directors shall be fifteen
        (15) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.

Shareholder approval still would be required to change the minimum or maximum number of directors set forth in the Bylaws.

        Article Fifth of Pacific Gas and Electric Company's Articles of Incorporation currently provides:

              FIFTH: That the Board of Directors of this corporation shall consist of such number of directors, not less than fourteen (14) nor more than seventeen (17), as shall be prescribed in the Bylaws.

              The Board of Directors by a vote of two-thirds of the whole Board may appoint from the Directors an Executive Committee, which Committee may exercise such powers as may lawfully be conferred upon it by the Bylaws of the Corporation. Such Committee may prescribe rules for its own government and its meetings may be held at such places within or without California as said Committee may determine or authorize.

        The Board of Directors proposes to delete the first paragraph of Article Fifth so that the provisions affecting the number of directors would be contained only in the Bylaws. Article Fifth is proposed to be amended to read as follows:

              FIFTH: The Board of Directors by a vote of two-thirds of the whole Board may appoint from the Directors an Executive Committee, which Committee may exercise such powers as may lawfully be conferred upon it by the Bylaws of the Corporation. Such Committee may prescribe rules for its own government and its meetings may be held at such places within or without California as said Committee may determine or authorize.

        If the proposed amendment is approved by the shareholders, a Certificate of Amendment will be filed with the California Secretary of State to amend the Articles of Incorporation by deleting the first paragraph of Article Fifth.

        The Board of Directors of Pacific Gas and Electric Company unanimously recommends that shareholders vote FOR this proposal.

--------------------------------------------------------------------------------
                            Executive Compensation

         NOMINATING AND COMPENSATION COMMITTEE REPORT ON COMPENSATION

        PG&E Corporation is an energy-based holding company headquartered in San Francisco, California. The Corporation's businesses provide energy services throughout the United States and in Australia. During 1997, PG&E Corporation implemented the new holding company structure approved by the shareholders in 1996. PG&E Corporation is now the parent company of Pacific Gas and Electric Company, one of the nation's largest investor-owned gas and electric utilities serving more than 13 million people in Northern and Central California, and four unregulated lines of business. The Corporation's four unregulated businesses provide a wide range of energy products and services on a national basis: U.S. Generating Company develops, builds, operates, owns, and manages power generation facilities to supply wholesale and industrial customers; PG&E Gas Transmission operates approximately 10,000 miles of natural gas pipelines, natural gas storage facilities, and natural gas processing plants in the Pacific Northwest, Texas, and Australia; PG&E Energy Services provides customers nationwide with competitively priced natural gas and electricity, and services to manage and make more efficient their energy consumption; and PG&E Energy Trading purchases and resells energy commodities and related financial instruments in major domestic markets, serving PG&E Corporation's other unregulated businesses, unaffiliated utilities, and large end-use customers.

        The Nominating and Compensation Committee of the PG&E Corporation Board of Directors (the "Committee") is responsible for overseeing and establishing executive compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company. The Committee also oversees the PG&E Corporation Long-Term Incentive Program and other employee benefit plans.

        This report relates to the compensation paid to executive officers of PG&E Corporation and Pacific Gas and Electric Company during the fiscal year ended December 31, 1997. Compensation for the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is approved by their respective Boards of Directors based on the recommendation of the Committee, which is composed of independent non-employee directors. In establishing the 1997 compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, the recommendations of the Committee were approved without modification. Compensation for all other PG&E Corporation and subsidiary officers is approved by the Committee.

        The Committee established compensation programs for 1997 to meet four objectives:

        . To attract, retain, and motivate employees with the necessary mix of skills and experience for the development of PG&E Corporation's unregulated businesses, as well as the successful operation and expansion of its utility business.

        . To minimize short-term and long-term costs and reduce corporate exposure to longer-term financial risk.

        . To emphasize long-term incentives to further align shareholder and officers' interests and focus employees on enhancing total return for the Corporation's shareholders.

        . To achieve maximum value for PG&E Corporation's collective workforce by designing compensation programs that facilitate movement by employees among the Corporation and its subsidiaries.

        The Committee retains an independent consultant, Hewitt Associates, to help evaluate PG&E Corporation's compensation policies, to provide information about industry compensation practices and competitive pay levels, and to recommend compensation alternatives which are consistent with PG&E Corporation's compensation policies. Founded in 1940, Hewitt Associates is an international firm of consultants and actuaries specializing in the design and administration of employee compensation and benefit programs.

        To meet its objective of paying compensation that is competitive with similar companies, the Committee selected a group consisting of 27 major energy and general industry companies (the "comparator group"). These companies were selected by the Committee because they are comparable to PG&E Corporation in size and because their approach to compensation emphasizes long-term incentives. Twenty-three of the 27 energy and general industry companies in the comparator group are included in the Standard & Poor's 500 Stock Index.

        For 1997, the Committee established the following specific compensation targets for officers:

        . A significant component of every officer's compensation should be tied directly to PG&E Corporation's performance for shareholders.

        . Annual cash compensation (base salary and target annual incentive) and benefits should be equal to the average compensation paid to comparable officers of companies in the comparator group.

        . Long-term incentives should be equal to the average compensation paid to comparable officers of companies in the comparator group, but should provide the opportunity to pay out at the 75th percentile and higher for superior corporate performance.

        Finally, in evaluating compensation program alternatives, the Committee considers the potential impact on PG&E Corporation of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the five highest paid executive officers of public corporations, excluding "performance-based compensation." Compensation programs will qualify as performance-based if (1) the performance targets are pre-established objective standards, (2) the programs have been approved by shareholders, and (3) there is no discretion to modify or alter payments after the performance targets have been established for the year.

        The Committee believes that compensation paid under two of PG&E Corporation's three performance-based plans is deductible under Section 162(m). A substantial portion of the compensation paid to the executive officers of PG&E Corporation and Pacific Gas and Electric Company is paid under these qualifying performance-based plans. Although short-term compensation paid under PG&E Corporation's third performance-based plan will not be excluded from the deduction limit under Section 162(m), payments under this plan are conditioned primarily on the achievement of pre-established corporate financial objectives.

        To the extent consistent with the Committee's overall policy of maintaining a competitive, performance-based compensation program, it is PG&E Corporation's intent to maintain the tax deductibility of the compensation which it pays. However, due to the restrictive nature of Section 162(m), technical compliance with its requirements can reduce or eliminate the value of using certain types of plans designed to provide incentives to increase shareholder value. As a result, although the Committee, in designing and maintaining a competitive incentive compensation program, will qualify as much of the compensation for deduction under Section 162(m) as is reasonably possible, such qualification is not a mandatory precondition to payments where technical compliance is inconsistent with the Committee's objective of incenting performance which results in increased shareholder value. It is anticipated that the amount of any tax deduction that may be forgone due to the impact of the
Section 162(m) limit would be insignificant.

PRINCIPAL COMPONENTS OF COMPENSATION

BASE SALARY

PG&E Corporation Base Salary
____________________________

        PG&E Corporation's executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

        In setting the 1997 salary levels for PG&E Corporation's executive officers, the Committee's objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

        In 1997, Stanley T. Skinner, who served as Chief Executive Officer of both PG&E Corporation and Pacific Gas and Electric Company until his retirement on May 31, 1997, received a base salary of $660,000. (Effective December 31, 1997, Mr. Skinner also retired as Chairman of the Board.) Robert D. Glynn, Jr. became Chief Executive Officer of PG&E Corporation on June 1, 1997. Mr. Glynn received a base salary of $533,334 in 1997, consisting of five months of salary based on an annual rate of $475,000 for the period January 1 through May 31, 1997, and seven months of salary based on an annual rate of $575,000 for the period June 1 through December 31, 1997.

        The salary levels for Mr. Skinner and Mr. Glynn are 23 percent and 33 percent below, respectively, the average salary of chief executive officers of the 27 companies in the comparator group. The overall average of the base salaries received by all PG&E Corporation officers (including Mr. Skinner and Mr. Glynn) for 1997 was also below the average salary paid to all officers of the comparator group.

Pacific Gas and Electric Company Base Salary
____________________________________________

        Pacific Gas and Electric Company's executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual,
(2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

        In setting the 1997 salary levels for Pacific Gas and Electric Company's executive officers, the Committee's objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

        Stanley T. Skinner served as Chief Executive Officer until his retirement from that position on May 31, 1997. (Effective December 31, 1997, Mr. Skinner also retired as Chairman of the Board.) Gordon R. Smith became Chief Executive Officer of Pacific Gas and Electric Company on June 1, 1997. Mr. Smith received a base salary of $327,917 in 1997, consisting of five months of salary based on an annual rate of $262,000 for the period January 1 through May 31, 1997, and seven months of salary based on an annual rate of $375,000 for the period June 1 through December 31, 1997.

        The salary level for Mr. Smith is five percent below the average salary of chief executive officers of a major line of business within the 27 companies in the comparator group. The overall average of the base salaries received by all Pacific Gas and Electric Company officers (including Mr. Smith) for 1997 was also below the average salary paid to all officers of the comparator group.

ANNUAL INCENTIVE

PG&E Corporation Annual Incentive
_________________________________

        The PG&E Corporation Performance Incentive Plan for 1997 was designed to provide annual incentives to all executive officers based on PG&E Corporation's success in meeting the 1997 corporate earnings per share objective. To determine whether the earnings per share objective is met, the Corporation's actual earnings per share amount is adjusted to eliminate the effect of extraordinary gains or losses, emphasizing the impact of ongoing results of operations.

        At the beginning of the year, target awards are set based on each executive's responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the earnings per share is achieved. The Committee has discretion to modify or eliminate awards.

        In 1997, PG&E Corporation achieved actual earnings per share of $1.75. For purposes of the Performance Incentive Plan, this number was adjusted downward to eliminate the effect of extraordinary events. Therefore, the majority of PG&E Corporation executive officers received Performance Incentive Plan awards equal to 70 percent of their target awards.

Pacific Gas and Electric Company Annual Incentive
_________________________________________________

        The Pacific Gas and Electric Company Performance Incentive Plan for 1997 was designed to provide annual incentives to all executive officers based on meeting financial, service, and other measures of the Company, as well as those of specific business units and departments.

        At the beginning of the year, target awards are set based on each executive's responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the stated objectives are achieved. The Committee has discretion to modify or eliminate awards.

        In 1997, Pacific Gas and Electric Company executives received Performance Incentive Plan awards ranging from 70 percent to 142 percent of their target awards.

LONG-TERM INCENTIVES

        PG&E Corporation Long-Term Incentive Program. The PG&E Corporation Long-Term Incentive Program permits various stock-based incentive awards to be granted to executive officers and other employees of the Corporation and its subsidiaries. The Stock Option Plan and the Performance Unit Plan (each of which is a component of the Long-Term Incentive Program) provide incentives based on PG&E Corporation's financial performance over time.

        The Stock Option Plan provides incentives based on PG&E Corporation's ability to sustain financial performance over a three- to ten-year period. Under the Plan, officers, managers, and other key employees of PG&E Corporation and its subsidiaries receive stock options based on their responsibilities and position. These options allow them to purchase a certain number of shares of PG&E Corporation common stock at the market price on the date of grant (typically the first business day of each year), provided that they hold the options for at least two full years and exercise them within ten years. PG&E Corporation does not reprice or change the terms of options once they have been granted.

        At the Committee's discretion, stock options may be granted with tandem "stock appreciation rights" which have vesting periods and exercise guidelines that are similar to the options. These rights allow option-holders to surrender their options when they have vested and receive a cash payment equal to the difference between the exercise price and the current market price. No stock appreciation rights have been granted since 1991.

        Stock options also may be granted with or without tandem "dividend equivalents" which provide for credits to be made to a dividend equivalent account equal to the current common stock dividend multiplied by the recipient's unexercised options. For options granted with dividend equivalents, option-holders are entitled to receive the amounts accumulated in their dividend equivalent account only when, and to the extent that, the underlying options or stock appreciation rights are exercised. If a stock appreciation right is exercised, the option-holder receives the associated dividend equivalent only if the stock price has appreciated by at least five percent per year from the date of grant or by at least 25 percent if the options have been held for more than five years. In June 1997, the Committee adopted the policy that future stock option grants will not include dividend equivalents, and no grants with dividend equivalents have been made since that time.

        The size of the stock option grant for each executive officer of PG&E Corporation and Pacific Gas and Electric Company in 1997 was determined by the Committee based on the Committee's objectives of paying total compensation at the average total compensation of the companies in the comparator group, and of tying a substantial component of target total compensation directly to financial performance for shareholders. In making stock option grants, the size of each executive officer's stock option grant was determined primarily based on the compensation objectives described above.

        For 1997, Mr. Glynn (the President and Chief Operating Officer of PG&E Corporation and Pacific Gas and Electric Company until May 31, 1997, and the President and Chief Executive Officer of PG&E Corporation since June 1, 1997), and two of the Senior Vice Presidents of PG&E Corporation named in the Summary Compensation Table each received a supplemental stock option grant (without dividend equivalents) in addition to their annual stock option grant. Supplemental stock option grants also were made in 1997 to Mr. Smith (the President and Chief Executive Officer of Pacific Gas and Electric Company) and three of the Vice Presidents of Pacific Gas and Electric Company named in the Summary Compensation Table. These supplemental grants are intended to align the long-term incentive compensation for the senior officers of PG&E Corporation and Pacific Gas and Electric Company with the long-term incentive compensation for comparable senior officers of the companies in the comparator group, while increasing the portion of those officers' total compensation which is at risk and tied directly to PG&E Corporation's performance for shareholders.

        PG&E Corporation Performance Unit Plan. The Performance Unit Plan provides incentives based on PG&E Corporation's ability to sustain superior total returns for shareholders (dividends plus stock price appreciation) over a three-year period. Under the Plan, officers of PG&E Corporation and its subsidiaries receive performance units reflecting their level of responsibility. One-third of the units vest each year. At the end of each year, the number of vested performance units is increased or decreased based on PG&E Corporation's three-year total return for shareholders (dividends plus stock price appreciation) as compared with that of the 49 other largest energy-based companies in the nation. Each officer receives an incentive payment equal to the final number of vested units multiplied by the average market price of PG&E Corporation common stock during the 30-day calendar period prior to the end of the year.

        In determining Performance Unit Plan results for a given year, PG&E Corporation's corporate performance in the current year is weighted at 60 percent, the performance in the prior year at 25 percent, and the performance in the year before that at 15 percent. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient's number of vested performance units for the year.

        For the three years ended December 31, 1997, PG&E Corporation's total shareholder return had a weighted average ranking of third among the 50 largest energy-based companies in the nation. Based on this ranking, officers received awards which were based on 135 percent of the number of vested units.

        Executive Stock Ownership Guidelines. Effective January 1, 1998, the Committee adopted Executive Stock Ownership Guidelines which contain certain stock ownership targets for executives to be achieved within five years after becoming an executive officer. The targets are set as a multiple of the executive's base salary and vary according to the executive's level of responsibility within the Corporation. The executive stock ownership targets are as follows: three times base salary for the Chief Executive Officer of PG&E Corporation; two times base salary for the chief executive officers of the Corporation's lines of business and the Chief Financial Officer and the General Counsel of PG&E Corporation; and one and one-half times base salary for the Senior Vice Presidents of PG&E Corporation. To the extent an executive officer achieves and maintains the stock ownership targets within the first three years of becoming an executive officer, the executive officer will be entitled to receive additional common stock equivalent units to be credited to his or her Deferred Compensation Plan account balance. The additional common stock equivalent units will be subject to forfeiture if the executive fails to maintain the applicable stock ownership target.

BENEFITS

        Benefit plans are designed to meet the individual needs of PG&E Corporation and its subsidiaries and to permit portability of benefits among the Corporation and its subsidiaries. Tax-deferred savings arrangements provide employees with an opportunity to supplement their retirement income through employee and matching contributions by PG&E Corporation or one of its subsidiaries. PG&E Corporation also provides excess retirement benefits for its executive officers based on salary and incentive compensation.

SUMMARY

        We, the members of the Nominating and Compensation Committee of the Board of Directors of PG&E Corporation, believe that the compensation programs of PG&E Corporation and Pacific Gas and Electric Company are successful in attracting and retaining qualified employees and in tying compensation directly to performance for shareholders and service to customers. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the business environment of PG&E Corporation and Pacific Gas and Electric Company.

March 2, 1998

NOMINATING AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PG&E CORPORATION

Carl E. Reichardt, Chair
David A. Coulter
David M. Lawrence, MD
John C. Sawhill
Alan Seelenfreund

              COMPARISON OF ONE-YEAR TOTAL SHAREHOLDER RETURN (1)

[This graph compares the total return on PG&E Corporation common stock (equal to dividends plus stock price appreciation) during the past year with that of the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Index.]

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           PG&E           S&P          DOW JONES
(Fiscal Year Covered)        CORPORATION    500 INDEX    UTILITIES INDEX (DJUI)
_____________________        ___________    _________    ______________________
Measurement Pt-  12/31/96     $100           $100         $100
FYE   3/31/97                 $113           $103         $ 95
FYE   6/30/97                 $118           $121         $100
FYE   9/30/97                 $115           $130         $106
FYE   12/31/97                $152           $133         $123

(1) Assumes $100 invested on December 31, 1996, in Pacific Gas and Electric Company common stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns. As of January 1, 1997, all outstanding shares of Pacific Gas and Electric Company common stock were converted on a one-for-one basis to shares of PG&E Corporation common stock.

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (1)

[This graph compares the cumulative total return on PG&E Corporation common stock (equal to dividends plus stock price appreciation) during the past five years with that of the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Index.]

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           PG&E           S&P          DOW JONES
(Fiscal Year Covered)        CORPORATION    500 INDEX    UTILITIES INDEX (DJUI)
_____________________        ___________    _________    ______________________
Measurement Pt-  1992         $100           $100         $100
FYE   1993                    $112           $110         $110
FYE   1994                    $ 83           $112         $ 93
FYE   1995                    $104           $153         $123
FYE   1996                    $ 84           $189         $134
FYE   1997                    $127           $252         $165


(1) Assumes $100 invested on December 31, 1992, in Pacific Gas and Electric Company common stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns. As of January 1, 1997, all outstanding shares of Pacific Gas and Electric Company common stock were converted on a one-for-one basis to shares of PG&E Corporation common stock.

                          SUMMARY COMPENSATION TABLE

[This table summarizes the principal components of compensation paid to the Chief Executive Officers and the other most highly compensated executive officers of PG&E Corporation and Pacific Gas and Electric Company during the past year.]

                                                                                                        LONG-TERM
                                                             ANNUAL COMPENSATION                       COMPENSATION
                                               _________________________________________________  ______________________
                                                                                                   AWARDS       PAYOUTS
(A)                                             (B)           (C)          (D)            (E)        (F)          (G)         (H)
                                                                                       OTHER                              ALL
                                                                                       ANNUAL   SECURITIES                OTHER
                                                                                       COMPEN-  UNDERLYING     LTIP       COMPEN-
                                                            SALARY        BONUS        SATION   OPTIONS/SARs   PAYOUTS    SATION
POSITION                                       YEAR        ($) (1)      ($) (1)(2)     ($) (3)  (# OF SHARES)  ($) (4)    ($) (5)
Stanley T. Skinner,                            1997       $660,000       $288,960      $ 47,082    185,000    $ 556,081    $108,824
Chairman of the Board (to 12/31/97)            1996        660,000              0        16,595     80,000            0      35,369
and Chief Executive Officer (to 5/31/97)       1995        570,000        471,380        33,543     25,000       34,720      31,020
of PG&E Corporation;
Chairman of the Board (to 12/31/97)
and Chief Executive Officer (to 5/31/97)
of Pacific Gas and Electric Company

Robert D. Glynn, Jr.,                          1997       $533,334       $217,074      $ 39,525    268,000    $ 408,796    $ 24,780
Chairman of the Board,                         1996        450,000              0        13,311     48,000            0      29,108
Chief Executive Officer, and President         1995        338,333        229,437        21,154     10,000       16,986      23,312
of PG&E Corporation; President
and Chief Operating Officer (to 5/31/97)
of Pacific Gas and Electric Company

Scott W. Gebhardt, (6)                         1997       $281,250       $175,000      $ 39,355    148,500    $  66,202    $279,258
Senior Vice President of PG&E Corporation;
President and Chief Executive Officer of
PG&E Energy Services Corporation

L. E. Maddox, (6)                              1997       $192,115       $135,000      $  8,100    120,000    $  66,202    $ 62,500
Senior Vice President of PG&E Corporation;
President and Chief Executive Officer of
PG&E Energy Trading Corporation

Jack F. Jenkins-Stark,                         1997       $308,334       $ 91,963      $ 11,640    133,500    $ 145,644    $ 14,155
Senior Vice President of PG&E Corporation;     1996        235,000              0         5,310     23,500            0       8,758
President and Chief Executive Officer of       1995        190,000        124,480        11,188      7,500       12,172       8,830
PG&E Gas Transmission Corporation

Bruce R. Worthington,                          1997       $284,167       $ 88,960      $ 11,598     58,500    $ 140,123    $ 12,788
Senior Vice President and General Counsel      1996        250,000              0         9,054     23,500            0      11,250
of PG&E Corporation                            1995        207,000        106,461        10,273      5,000        3,862       9,315

Gordon R. Smith,                               1997       $327,917       $102,743      $ 12,718    133,500    $ 145,644    $ 15,366
President and Chief Executive Officer          1996        250,000              0        10,805     23,500            0      11,861
of Pacific Gas and Electric Company            1995        207,000        130,535        17,603      7,500       11,944       9,925

Gregory M. Rueger,                             1997       $268,000       $128,833      $ 10,920     33,500    $ 132,430    $ 12,810
Senior Vice President and General Manager -    1996        260,000         57,866         5,310     23,500            0      11,607
Nuclear Power Generation                       1995        240,500        120,034        11,760      7,500       13,440      11,573
of Pacific Gas and Electric Company

James K. Randolph,                             1997       $220,000       $104,564      $  8,700     30,000    $  92,709    $  9,919
Senior Vice President -                        1996        180,000         34,288         1,920      4,500            0       8,517
Distribution and Customer Service              1995        151,000         64,721         5,880      4,500        6,720       6,795
of Pacific Gas and Electric Company

                          SUMMARY COMPENSATION TABLE
                                   Continued

                                                                                                        LONG-TERM
                                                          ANNUAL COMPENSATION                          COMPENSATION
                                            ________________________________________________    _______________________
                                                                                                   AWARDS       PAYOUTS
(A)                                          (B)           (C)          (D)           (E)            (F)          (G)         (H)
                                                                                    OTHER                                     ALL
                                                                                    ANNUAL       SECURITIES                 OTHER
                                                                                    COMPEN-      UNDERLYING     LTIP        COMPEN-
                                                       SALARY          BONUS        SATION      OPTIONS/SARs   PAYOUTS       SATION
POSITION                                    YEAR       ($) (1)      ($) (1)(2)     ($) (3)      (# OF SHARES)  ($) (4)     ($) (5)
E. James Macias,                            1997       $199,000       $134,900      $  9,239        30,000    $  99,342    $  8,955
Senior Vice President -                     1996        160,000         50,370         3,240         5,000            0       4,370
Generation, Transmission, and Supply        1995        134,250         69,682         2,940         4,500        2,240       6,041
of Pacific Gas and Electric Company

Roger J. Peters,                            1997       $204,250       $114,896      $  3,240        14,500    $  26,481    $  9,257
Vice President and General Counsel          1996        182,520         49,007             0         4,500            0      16,750
of Pacific Gas and Electric Company         1995        165,900         74,168             0         2,000            0       6,718

(1) For Mr. Skinner, Mr. Glynn, Mr. Jenkins-Stark, and Mr. Worthington, represents the 1997 total annual compensation paid from both PG&E Corporation and Pacific Gas and Electric Company based upon the periods of time worked for each entity. For 1997, Mr. Skinner was paid $553,560 in total annual compensation ($385,000 in salary and $168,560 in bonus) by PG&E Corporation and $395,400 in total annual compensation ($275,000 in salary and $120,400 in bonus) by Pacific Gas and Electric Company; Mr. Glynn was paid $462,044 in total annual compensation ($335,417 in salary and $126,626 in bonus) by PG&E Corporation and $288,365 in total annual compensation ($197,917 in salary and $90,448 in bonus) by Pacific Gas and Electric Company; Mr. Jenkins-Stark was paid $257,812 in total annual compensation ($204,167 in salary and $53,645 in bonus) by PG&E Corporation and $142,485 in total compensation ($104,167 in salary and $38,318 in bonus) by Pacific Gas and Electric Company; Mr. Worthington was paid $226,893 in total annual compensation ($175,000 in salary and $51,893 in bonus) by PG&E Corporation and $146,234 in total annual compensation ($109,167 in salary and $37,067 in bonus) by Pacific Gas and Electric Company.

(2) Represents payments received or deferred from 1996 through 1998 for achievement of corporate and organizational objectives from 1995 through 1997, under the Performance Incentive Plan. For Mr. Skinner, Mr. Glynn, Mr. Jenkins-Stark, Mr. Worthington, and Mr. Smith, whose bonuses were based solely on corporate performance, no payments were made under the Plan in 1997 with respect to corporate performance in 1996.

(3)  Amounts reported consist of (i) reportable officer benefit allowances,
     (ii) payments of related taxes, and (iii) dividend equivalent payments on performance units under the Performance Unit Plan.

(4) Represents payments received or deferred in 1998 and 1996 for achievement of corporate performance objectives for the periods 1995 through 1997 and 1993 through 1995, respectively, under the Performance Unit Plan. No payments were made under the Plan in 1997 with respect to corporate performance for the period 1994 through 1996.

(5) Amounts reported for 1997 consist of: (i) contributions to defined contribution retirement plans (Mr. Skinner $4,725, Mr. Glynn $7,200, Mr. Gebhardt $16,000, Mr. Maddox $12,500, Mr. Jenkins-Stark $7,200, Mr. Worthington $7,200, Mr. Smith $7,200, Mr. Rueger $7,200, Mr. Randolph $7,200, Mr. Macias $5,546, and Mr. Peters $7,125); (ii) premiums on indemnity policies to secure the payment of benefits under the Supplemental Executive Retirement Plan and the Deferred Compensation Plan (Mr. Skinner $5,370, Mr. Glynn $780, Mr. Jenkins-Stark $280, Mr. Smith $610, and Mr. Rueger $750); (iii) payments received in lieu of vacation (Mr. Skinner $76,154); (iv) contributions received or deferred under the Pacific Gas and Electric Company Savings Fund Plan excess benefit arrangement (Mr. Skinner $22,575, Mr. Glynn $16,800, Mr. Jenkins-Stark $6,675, Mr. Worthington $5,588, Mr. Smith $7,556, Mr. Rueger $4,860, Mr. Randolph $2,719, Mr.
     Macias $3,409, and Mr. Peters $2,132); and (v) one-time payments, including relocation allowances, received upon commencement of employment (Mr. Gebhardt $263,258 and Mr. Maddox $50,000).

(6) Mr. Gebhardt and Mr. Maddox were not employed by PG&E Corporation or Pacific Gas and Electric Company in 1996 or 1995.

                           OPTION/SAR GRANTS IN 1997


[This table summarizes the distribution and the terms and conditions of stock options granted to the executive officers named in the Summary Compensation Table during the past year.]

                                                                                                        GRANT
                                             INDIVIDUAL GRANTS                                        DATE VALUE
____________________________________________________________________________________________        _______________
(A)                               (B)                (C)               (D)            (E)                 (F)
                                                 % OF TOTAL
                         NUMBER OF SECURITIES    OPTIONS/SARs       EXERCISE OR                       GRANT DATE
                         UNDERLYING OPTIONS/SARs GRANTED TO         BASE PRICE    EXPIRATION          PRESENT
NAME                     GRANTED (#)(1)          EMPLOYEES IN 1997  ($/SH) (2)    DATE (3)            VALUE ($) (4)
Stanley T. Skinner (5)           185,000           6.07%            $21.125       01-03-2007           $649,000

Robert D. Glynn, Jr.              93,000           3.05%            $21.125       01-03-2007            339,360
                                 175,000           5.74%            $23.00        05-22-2007            486,500

Scott W. Gebhardt                148,500           4.87%            $23.25        03-19-2007            450,995

L. E. Maddox                     120,000           3.94%            $24.50        05-06-2007            333,600

Jack F. Jenkins-Stark             33,500           1.10%            $21.125       01-03-2007            131,295
                                 100,000           3.28%            $23.00        05-22-1997            278,000

Bruce R. Worthington              33,500           1.10%            $21.125       01-03-1997            131,295
                                  25,000            .82%            $23.00        05-22-1997             69,500

Gordon R. Smith                   33,500           1.10%            $21.125       01-03-2007            131,295
                                 100,000           3.28%            $23.00        05-22-2007            278,000

Gregory M. Rueger                 33,500           1.10%            $21.125       01-03-2007            131,295

James K. Randolph                 20,000            .66%            $21.125       01-03-2007             78,050
                                  10,000            .33%            $23.625       06-19-2007             27,800

E. James Macias                   20,000            .66%            $21.125       01-03-2007             78,050
                                  10,000            .33%            $23.625       06-19-2007             27,800

Roger J. Peters                    4,500            .15%            $21.125       01-03-2007             32,715
                                  10,000            .33%            $23.625       06-19-2007             27,800

(1) All options granted to executive officers in 1997 are exercisable as follows: one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary, provided that options will vest immediately upon the occurrence of certain events. Options for the following number of shares were accompanied by tandem dividend equivalents which provide for credits to be made to the officer's dividend equivalent account in the amount of the current PG&E Corporation common stock dividend multiplied by the officer's unexercised options: Mr. Skinner 30,000 shares, Mr. Glynn 18,000 shares, Mr. Gebhardt 8,500 shares, Mr. Maddox 0 shares, Mr. Jenkins-Stark 8,500 shares, Mr. Worthington 8,500 shares, Mr. Smith 8,500 shares, Mr. Rueger 8,500 shares, Mr. Randolph 5,000 shares, Mr. Macias 5,000 shares, and Mr. Peters 4,500 shares. Funds in the account are paid out only when, and to the extent that, the underlying options are exercised. At the time of exercise, the exercise price may be paid in cash or shares of PG&E Corporation common stock owned by the optionee for at least one year, or "cashless exercise" procedures may be used.

(2) The exercise price is equal to the closing price of PG&E Corporation common stock on the date of grant.

(3) All options granted to executive officers in 1997 expire 10 years and one day from the date of grant, subject to earlier expiration in the event of the officer's termination of employment with PG&E Corporation, Pacific Gas and Electric Company, or one of their respective subsidiaries.

                           OPTION/SAR GRANTS IN 1997
                                   Continued

(4) Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges and, for options granted with dividend equivalents, estimated present values include dividend equivalents. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates, and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 1997 option grants shown in the table above: volatility of 21.234%, risk-free rate of return of 6.20%, dividend yield of $1.20 (the annual dividend rate on the grant date), and an exercise date five years after the date of grant. The ultimate value of the options will depend on the future market price of PG&E Corporation common stock, which cannot be forecast with reasonable accuracy. That value will depend on the future success achieved by employees for the benefit of all shareholders. The estimated grant date present values for options with and without dividend equivalents are $7.27 and $2.78 per share, respectively.

(5) Mr. Skinner retired as Chairman of the Board of PG&E Corporation and Pacific Gas and Electric Company on December 31, 1997. All options granted to Mr. Skinner in 1997 and prior years became fully vested on January 1, 1998.

    AGGREGATED OPTION/SAR EXERCISES IN 1997 AND YEAR-END OPTION/SAR VALUES


[This table summarizes exercises of stock options and tandem stock appreciation rights (granted in prior years) by the executive officers named in the Summary Compensation Table during the past year, as well as the number and value of all unexercised options held by such named executive officers at the end of 1997. During 1997, none of the named executive officers exercised any stock options or stock appreciation rights.]

(A)                              (B)                  (C)                   (D)                          (E)
                                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 SHARES ACQUIRED                            UNDERLYING UNEXERCISED       IN-THE-MONEY
                                 ON EXERCISE          VALUE REALIZED        OPTIONS/SARs AT              OPTIONS/SARs AT
NAME                             (#)                  ($)                   END OF 1997 (#)              END OF 1997 ($) (1)
                                                                            (EXERCISABLE/                (EXERCISABLE/
                                                                            UNEXERCISABLE)               UNEXERCISABLE)
Stanley T. Skinner                0                         $0                  48,334/ 286,666          $49,483/$1,963,642

Robert D. Glynn, Jr               0                          0                  23,334/ 325,166           19,796/ 2,272,704

Scott W. Gebhardt                 0                          0                       0/ 148,500                0/ 1,048,781

L. E. Maddox                      0                          0                       0/ 120,000                0/   697,500

Jack F. Jenkins-Stark             0                          0                  24,999/ 164,500           68,384/ 1,117,188

Bruce R. Worthington              0                          0                   9,667/  86,333            9,898/   558,852

Gordon R. Smith                   0                          0                  17,500/ 164,500           14,844/ 1,117,188

Gregory M. Rueger                 0                          0                  22,500/  64,500           14,844/   385,938

James K. Randolph                 0                          0                  14,333/  39,000           13,540/   277,719

E. James Macias                   0                          0                   4,834/  38,666            8,906/   278,750

Roger J. Peters                   0                          0                   8,001/  20,999           15,085/   125,415



(1) Based on the difference between the option exercise price (without reduction for the amount of accrued dividend equivalents, if any) and a fair market value of $30.3125, which was the closing price of PG&E Corporation common stock on December 31, 1997.

                    LONG-TERM INCENTIVE PLAN-AWARDS IN 1997

[This table summarizes the long-term incentive awards made to the executive officers named in the Summary Compensation Table during the past year.]

                                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                             AWARDS                                     NON-STOCK PRICE-BASED PLANS
                         _________________________________________________      _______________________________________________
(A)                      (B)                             (C)                     (D)             (E)             (F)
                                                         PERFORMANCE OR
                                                         OTHER PERIOD
                         NUMBER OF SHARES,               UNTIL MATURATION        THRESHOLD       TARGET          MAXIMUM
NAME                     UNITS, OR OTHER RIGHTS (1)      OR PAYOUT               ($ OR #) (2)    ($ OR #) (2)    ($ OR #) (2)
Stanley T. Skinner          20,000                       3 years                  0 units         20,000 units   40,000 units

Robert D. Glynn, Jr.        20,000                       3 years                  0 units         20,000 units   40,000 units

Scott W. Gebhardt            5,000                       3 years                  0 units          5,000 units   10,000 units

L. E. Maddox                 5,000                       3 years                  0 units          5,000 units   10,000 units

Jack F. Jenkins-Stark        5,000                       3 years                  0 units          5,000 units   10,000 units

Bruce R. Worthington         5,000                       3 years                  0 units          5,000 units   10,000 units

Gordon R. Smith              5,000                       3 years                  0 units          5,000 units   10,000 units

Gregory M. Rueger            4,000                       3 years                  0 units          4,000 units    8,000 units

James K. Randolph            4,000                       3 years                  0 units          4,000 units    8,000 units

E. James Macias              4,000                       3 years                  0 units          4,000 units    8,000 units

Roger J. Peters              2,000                       3 years                  0 units          2,000 units    4,000 units

(1) Represents performance units granted under the Performance Unit Plan. The units vest one-third in each of the three years following the grant year, and are earned over the vesting period based on PG&E Corporation's three-year total annual shareholder return (dividends plus stock price appreciation) as compared with that achieved by the 49 other largest domestic energy utilities. This performance target may be adjusted during the vesting period, at the sole discretion of the Nominating and Compensation Committee, to reflect extraordinary events beyond management's control. In determining PG&E Corporation's total annual shareholder return relative to the 49 other utilities, third-year performance is weighted at 60%, second-year performance at 25%, and first-year performance at 15%. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient's number of vested performance units for the year.

(2) Payments are determined by multiplying the number of units earned in a given year by the average market price of PG&E Corporation common stock for the last 30-day calendar period of the year.

                              RETIREMENT BENEFITS

        PG&E Corporation and Pacific Gas and Electric Company provide retirement benefits to some of the executive officers named in the Summary Compensation Table on page 28. The benefit formula for eligible executive officers is 1.6 percent of the average of the three highest combined salary and annual incentive awards during the last ten years of service multiplied by years of credited service. The actual annual retirement benefit for Mr. Skinner, who retired effective December 31, 1997, is $408,388. As of December 31, 1997, the estimated annual retirement benefits for the most highly compensated executive officers, assuming credited service to age 65, are as follows: Mr. Glynn $204,362; Mr. Jenkins-Stark $173,284; Mr. Worthington $181,013; Mr. Smith $221,967; Mr. Rueger $263,979; Mr. Randolph $141,559; Mr. Macias $138,586; and Mr. Peters $145,839.
The amounts shown are single life annuity benefits and would not be subject to any Social Security offsets.

--------------------------------------------------------------------------------
                               Other Information

PRINCIPAL SHAREHOLDERS

        The following table presents certain information regarding shareholders who are known to PG&E Corporation or Pacific Gas and Electric Company to be the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or Pacific Gas and Electric Company as of January 31, 1998:

                                           NAME AND ADDRESS OF              AMOUNT AND NATURE OF    PERCENT
               CLASS OF STOCK               BENEFICIAL OWNER                BENEFICIAL OWNERSHIP    OF CLASS
        Pacific Gas and Electric        PG&E Corporation(1)                       409,120,387       100
        Company                         One Market, Spear Tower, Suite 2400
        common stock                    San Francisco, CA  94105

        PG&E Corporation                State Street Bank and                      40,382,499        10.60
        common stock                    Trust Company(2)
                                        225 Franklin Street
                                        Boston, MA  02110

        PG&E Corporation                Sanford C. Bernstein & Co., Inc.(3)        36,652,059         9.62
        common stock                    767 Fifth Avenue
                                        New York, NY  10153

(1) As a result of the formation of the holding company, PG&E Corporation became the holder of all issued and outstanding shares of Pacific Gas and Electric Company common stock on January 1, 1997.

(2) The information relating to State Street Bank and Trust Company is based on beneficial ownership as of December 31, 1997, as reported in a Schedule 13G, dated February 10, 1998, filed with the Securities and Exchange Commission. 34,654,169 shares are held by the bank in its capacity as Trustee of the Savings Fund Plan for Employees of Pacific Gas and Electric Company. The Trustee may not vote these shares in the absence of voting instructions from the Plan participants. The bank also holds 5,728,330 shares of PG&E Corporation common stock as trustee of various collective investment funds and trusts. The bank has sole voting power with respect to 5,211,230 of these shares, shared voting power with respect to 2,200 of these shares, sole investment power with respect to 5,722,976 of these shares, and shared investment power with respect to 5,354 of these shares.

(3) The information relating to Sanford C. Bernstein & Co., Inc. is based on beneficial ownership as of December 31, 1997, as reported in a Schedule 13G, dated February 4, 1998, filed with the Securities and Exchange Commission. Sanford C. Bernstein & Co., Inc. has sole voting power with respect to 20,619,644 of these shares, shared voting power with respect to 4,349,983 of these shares, sole investment power with respect to 36,652,059 of these shares, and shared investment power with respect to 0 of these shares.

PROPOSALS BY SHAREHOLDERS - 1999

        Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 1999 annual shareholders' meetings of PG&E Corporation and Pacific Gas and Electric Company must be received by the Vice President and Corporate Secretary after April 15, 1998, but no later than November 2, 1998.

ANNUAL REPORT

        PG&E Corporation's and Pacific Gas and Electric Company's joint 1997 Annual Report to Shareholders, including financial statements, accompanies this Joint Proxy Statement.

METHOD AND COST OF SOLICITING PROXIES

        PG&E Corporation and Pacific Gas and Electric Company intend to solicit proxies principally by mail. Proxies also may be solicited by personal contact, telephone, or other means by officers and other employees of PG&E Corporation or Pacific Gas and Electric Company. PG&E Corporation and Pacific Gas and Electric Company have retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated fee of $11,500 plus reimbursement of reasonable expenses. In addition, brokers, banks, and other fiduciaries and nominees will be reimbursed for the reasonable expenses of forwarding the Joint Proxy Statement and other proxy materials to beneficial owners of PG&E Corporation and Pacific Gas and Electric Company stock. The entire cost of soliciting proxies will be paid by PG&E Corporation and Pacific Gas and Electric Company.

        PG&E Corporation and Pacific Gas and Electric Company also have retained Corporate Election Services, Inc. to assist in the tabulation of proxies and to act as the inspector of election at the annual meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, PG&E Corporation's and Pacific Gas and Electric Company's respective directors, certain officers, and persons who own greater than 10 percent of PG&E Corporation's or Pacific Gas and Electric Company's equity securities are required to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and the principal national securities exchange on which such equity securities are registered, and to furnish PG&E Corporation or Pacific Gas and Electric Company (as the case may be) with copies of all such reports they file.

        Based solely on its review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and Pacific Gas and Electric Company believe that during 1997 all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied.

OTHER MATTERS

        Management does not know of any matter to be acted upon at the meetings other than the matters described above. However, if any other matter should properly come before the annual meetings, the proxyholders named in the enclosed proxy will vote the shares for which they hold proxies at their discretion.

                                By Order of the Boards of Directors of
                                PG&E Corporation and Pacific Gas and Electric Company,

                                /s/ Leslie H. Everett

                                Leslie H. Everett
                                Vice President and Corporate Secretary, PG&E
                                Corporation and Pacific Gas and Electric Company

        At the annual meetings of shareholders, real-time captioning services and assistive listening devices will be available for the hearing impaired. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or to use an assistive listening device.

        Audio cassette recordings of the meetings will be available, without charge, for shareholders with impaired vision. Please contact the office of the Vice President and Corporate Secretary, One Market, Spear Tower, Suite 2400, San Francisco, CA 94105 or call (415) 973-2880.

                            YOUR VOTE IS IMPORTANT.
      PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

[LOGO OF RECYCLED PAPER] Printed with soybean ink on recycled/recyclable paper

[PG&E CORPORATION LOGO]  PG&E CORPORATION    1998 ANNUAL MEETING
                         ________________
                                             SAVINGS FUND PLAN FOR EMPLOYEES OF
                                             PACIFIC GAS AND ELECTRIC COMPANY

                                             VOTING INSTRUCTIONS TO THE TRUSTEE



                                             PLEASE MARK, SIGN, DATE, AND RETURN THIS FORM PROMPTLY.
                                              (Mark your voting instructions on the reverse side.)

                                              _______________________________  _____________, 1998
                                                     Signature                    Date



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

              --PLEASE DETACH HERE AND RETURN THE TOP SECTION
        TO CORPORATE ELECTION SERVICES IN THE ENCLOSED REPLY ENVELOPE.--





TO ALL PARTICIPANTS IN THE SAVINGS FUND PLAN:

     AS A PARTICIPANT, YOU ARE ENTITLED TO DIRECT THE TRUSTEE HOW TO VOTE THE SHARES OF PG&E CORPORATION COMMON STOCK ALLOCATED TO YOUR ACCOUNT. This form is provided for your use in giving the Trustee of the Plan confidential instructions to vote your stock held in the Plan at PG&E Corporation's annual meeting of shareholders on April 15, 1998. You have one vote for each share of PG&E Corporation common stock credited to your account as of February 17, 1998. Enclosed is a joint proxy statement which sets forth the business to be transacted at the meeting. Please indicate your instructions on this form and sign, date, and return the top section to STATE STREET BANK AND TRUST COMPANY, TRUSTEE OF THE PLAN, in the envelope provided. IF YOU SIGN BUT DO NOT OTHERWISE COMPLETE THE FORM, THE TRUSTEE WILL VOTE ALL SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PG&E CORPORATION BOARD OF DIRECTORS. Stock in your Plan account for which the Trustee has not received a signed voting instruction form will not be voted by the Trustee. Participants who also own stock outside the Plan will receive a separate proxy form for those shares.

     To ensure that your shares of PG&E Corporation common stock are represented at the meeting, it is important that your voting instructions be received by the Trustee on or before April 14, 1998.

                State Street Bank and Trust Company, as Trustee
                   of the Savings Fund Plan for Employees of
                       Pacific Gas and Electric Company
                        c/o Corporate Election Services
                                P.O. Box 535800
                           Pittsburgh, PA 15253-5800



               PLEASE RETAIN THE BOTTOM SECTION FOR YOUR RECORDS

           ________________________________________________________________________________________________________________________
           |TO STATE STREET BANK AND TRUST COMPANY, TRUSTEE                                                                        |
           |   PURSUANT TO THE PROVISIONS OF THE SAVINGS FUND PLAN FOR EMPLOYEES OF PACIFIC GAS AND ELECTRIC COMPANY, YOU ARE      |
           |   INSTRUCTED AS INDICATED BELOW WITH RESPECT TO VOTING THE SHARES OF STOCK CREDITED TO MY ACCOUNT IN THE PLAN AS OF   |
           |   FEBRUARY 17, 1998, AT THE ANNUAL MEETING OF SHAREHOLDERS OF PG&E CORPORATION TO BE HELD ON APRIL 15, 1998, AND AT   |
           |   ANY ADJOURNMENT OR POSTPONEMENT THEREOF.                                                                            |
           |                                VOTING INSTRUCTIONS TO THE TRUSTEE -- 1998                                             |
           |_______________________________________________________________________________________________________________________|
           |            |                                                                                                          |
           |            |1. Election of Directors                                                                                  |
           |            |   Nominees are: Richard A. Clarke; Harry M. Conger; David A. Coulter; C. Lee Cox; William S. Davila;     |
           |    PG&E    |   Robert D. Glynn, Jr.; David M. Lawrence, MD; Richard B. Madden; Mary S. Metz; Rebecca Q. Morgan;       |
           | CORPORATION|   Carl E. Reichardt; John C. Sawhill; Alan Seelenfreund; and Barry Lawson Williams                       |
           |  DIRECTORS |                                                                                                          |
           |RECOMMEND A |   [_] FOR all nominees listed above (except as     [_]  WITHHOLD vote for    [_] WITHHOLD vote only for  |
           |  VOTE FOR  |       indicated to the contrary)                        all nominees             ______________________  |
           |   ITEMS 1  |                                                                                                          |
           |   AND 2    |2. Ratification of the appointment of Arthur Andersen LLP as PG&E               FOR    AGAINST    ABSTAIN |
           |            |   Corporation's independent public accountants............................     [_]      [_]        [_]   |
           |____________|__________________________________________________________________________________________________________|
           |    PG&E    |                                                                                FOR    AGAINST    ABSTAIN |
           |CORPORATION |3. Shareholder Proposal Regarding Independent Directors....................     [_]     [_]        [_]    |
           | DIRECTORS  |                                                                                                          |
           |RECOMMEND A |4. Shareholder Proposal Regarding Super Majority Voting....................     [_]     [_]        [_]    |
           |    VOTE    |                                                                                                          |
           |  AGAINST   |5. Shareholder Proposal Regarding Cumulative Voting........................     [_]     [_]        [_]    |
           |ITEMS 3, 4, |                                                                                                          |
           |  5, AND 6  |6. Shareholder Proposal Regarding Director Compensation....................     [_]     [_]        [_]    |
           |_______________________________________________________________________________________________________________________|

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                    --PLEASE DETACH HERE AND RETURN THE TOP SECTION TO CORPORATE
                                         ELECTION SERVICES IN THE ENCLOSED REPLY ENVELOPE.--

The undersigned hereby appoints Robert D. Glynn, Jr. and Leslie H. Everett, or either of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of PG&E Corporation, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 15, 1998, at 10:00 a.m., and at any adjournment or postponement thereof, as instructed on the reverse hereof and upon all motions and resolutions which may properly be presented for consideration at said meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PG&E CORPORATION.

                         PG&E CORPORATION

                 Please mark, sign, date, and return
                 this proxy promptly to Corporate
                 Election Services,  P.O. Box 3200,
                 Pittsburgh, PA  15230

                 _______________________ _____, 1998

                 _______________________ _____, 1998
                 SHAREHOLDER'S SIGNATURE  DATE

                 If you are signing for the
                 shareholder, please sign the
                 shareholder's name and your name,
                 and specify the capacity in which
                 you act.

Shareholder's Proxy For Annual
Meeting, April 15, 1998
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
           --PLEASE DETACH HERE AND RETURN THIS PROXY TO CORPORATE
              ELECTION SERVICES IN THE ENCLOSED REPLY ENVELOPE.--

[LOGO OF PG&E CORPORATION] PG&E CORPORATION
                           ________________

                                ANNUAL MEETING

               To be held at:

               Masonic Auditorium
               1111 California Street
               San Francisco, California

               April 15, 1998, at 10:00 a.m.

    --PLEASE USE THE ATTACHED TICKET TO ATTEND THE PG&E CORPORATION ANNUAL
               MEETING. YOU ALSO MAY REGISTER AT THE MEETING.--
--------------------------------------------------------------------------------
        PG&E CORPORATION   1998 Annual Meeting Ticket

                    FOR THE ANNUAL SHAREHOLDERS MEETING AT
                        10:00 A.M. ON APRIL 15, 1998

 TO BE HELD AT THE MASONIC AUDITORIUM, 1111 CALIFORNIA STREET, SAN FRANCISCO. (DOORS OPEN AT 9:00 A.M. YOU MAY BYPASS THE REGISTRATION AREA AND PRESENT THIS
                  TICKET AT THE ENTRANCE TO THE AUDITORIUM.)


Note: Cellular telephones, cameras, tape recorders, etc., will not be allowed in the auditorium during the meeting, other than for PG&E Corporation purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc., will be subject to inspection as you enter the meeting. We regret any inconvenience this may cause you. (See reverse side for additional information.)

           ________________________________________________________________________________________________________________________
           |YOUR PROXY IS SOLICITED BY THE PG&E CORPORATION BOARD OF DIRECTORS. Unless contrary instructions are given below, the  |
           |above designated proxies will vote the PG&E Corporation shares for which they hold proxies FOR Items 1 and 2 and       |
           |AGAINST Items 3, 4, 5, and 6.                                                                                          |
           |_______________________________________________________________________________________________________________________|
           |            |                                                                                                          |
           |            |1. Election of Directors                                                                                  |
           |            |   Nominees are: Richard A. Clarke; Harry M. Conger; David A. Coulter; C. Lee Cox; William S. Davila;     |
           |    PG&E    |   Robert D. Glynn, Jr.; David M. Lawrence, MD; Richard B. Madden; Mary S. Metz; Rebecca Q. Morgan;       |
           | CORPORATION|   Carl E. Reichardt; John C. Sawhill; Alan Seelenfreund; and Barry Lawson Williams                       |
           |  DIRECTORS |                                                                                                          |
           |RECOMMEND A |   [_] FOR all nominees listed above (except as     [_]  WITHHOLD vote for    [_] WITHHOLD vote only for  |
           |  VOTE FOR  |       indicated to the contrary)                        all nominees             ______________________  |
           |   ITEMS 1  |                                                                                                          |
           |   AND 2    |2. Ratification of the appointment of Arthur Andersen LLP as PG&E               FOR    AGAINST    ABSTAIN |
           |            |   Corporation's independent public accountants............................     [_]      [_]        [_]   |
           |____________|__________________________________________________________________________________________________________|
           |    PG&E    |                                                                                FOR    AGAINST    ABSTAIN |
           |CORPORATION |3. Shareholder Proposal Regarding Independent Directors....................     [_]      [_]        [_]   |
           | DIRECTORS  |                                                                                                          |
           |RECOMMEND A |4. Shareholder Proposal Regarding Super Majority Voting....................     [_]      [_]        [_]   |
           |    VOTE    |                                                                                                          |
           |  AGAINST   |5. Shareholder Proposal Regarding Cumulative Voting........................     [_]      [_]        [_]   |
           |ITEMS 3, 4, |                                                                                                          |
           |  5, AND 6  |6. Shareholder Proposal Regarding Director Compensation....................     [_]      [_]        [_]   |
           |_______________________________________________________________________________________________________________________|
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                   --PLEASE DETACH HERE AND RETURN THE TOP SECTION TO CORPORATE
                                        ELECTION SERVICES IN THE ENCLOSED REPLY ENVELOPE.--











- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

           All available space at the Memorial Temple Garage at 1101 California Street (adjacent to the Masonic Auditorium) has been reserved to provide complimentary parking for shareholders. However, capacity is limited. Please show your annual meeting ticket to the garage attendant as you enter the garage.

           Real-time captioning services and assistive listening devices will be available at the meeting for shareholders with impaired hearing. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or to use an assistive listening device.


   PG&E CORPORATION             The undersigned hereby appoints Robert D. Glynn, Jr. and Leslie H. Everett, or either of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at
    SHAREHOLDER'S               the annual meeting of shareholders of PG&E Corporation, to be held at 1111 California Street, San
       PROXY                    Francisco, California, on Wednesday, April 15, 1998, at 10:00 a.m., and at any adjournment or postponement thereof, as instructed on the reverse hereof and upon all motions and resolutions which
  SOLICITED BY THE              may properly be presented for consideration at said meeting. THIS PROXY IS SOLICITED BY THE BOARD
BOARD OF DIRECTORS OF           OF DIRECTORS OF PG&E CORPORATION.

        PG&E
     CORPORATION
                                                                           ____________________________________  ____________, 1998
        1998
                                                                           ____________________________________  ____________, 1998
Please mark, sign, date,                                                         SHAREHOLDER'S SIGNATURE             DATE
________________________
 and return this proxy          Shareholder's Proxy For Annual             If you are signing for the shareholder, please sign the
 _____________________          Meeting, April 15, 1998                    shareholder's name and your name, and specify the
      promptly.                                                            capacity in which you act.
      ________


____________________________________________________________________________________________________________________________________
|YOUR PROXY IS SOLICITED BY THE PG&E CORPORATION BOARD OF DIRECTORS. Unless contrary instructions are given below, the above       |
|designated proxies will vote the PG&E Corporation shares for which they hold proxies FOR Items 1 and 2 and AGAINST Items 3, 4, 5, |
|and 6.                                                                                                                            |
|__________________________________________________________________________________________________________________________________|
|              |                                                                                                                   |
|              |1. Election of Directors                                                                                           |
|   PG&E       |   Nominees are: Richard A. Clarke; Harry M. Conger; David A. Coulter; C. Lee Cox; William S. Davila; Robert D.    |
|CORPORATION   |   Glynn, Jr.; David M. Lawrence, MD; Richard B. Madden; Mary S. Metz; Rebecca Q. Morgan; Carl E. Reichardt; John  |
| DIRECTORS    |   C. Sawhill; Alan Seelenfreund; and Barry Lawson Williams                                                        |
| RECOMMEND    |                                                                                                                   |
|   A VOTE     |   [_] FOR all nominees listed above (except      [_] WITHHOLD vote for               [_] WITHHOLD vote only for   |
|    FOR       |       as indicated to the contrary)                  all nominees                        ________________________ |
|  ITEMS 1     |                                                                                                                   |
|   AND 2      |2. Ratification of the appointment of Arthur Andersen LLP as PG&E Corporation's       FOR      AGAINST     ABSTAIN |
|              |   independent public accountants................................................     [_]        [_]         [_]   |
|______________|___________________________________________________________________________________________________________________|
|   PG&E       |                                                                                      FOR      AGAINST     ABSTAIN |
|CORPORATION   |3. Shareholder Proposal Regarding Independent Directors..........................     [_]        [_]         [_]   |
| DIRECTORS    |                                                                                                                   |
| RECOMMEND    |4. Shareholder Proposal Regarding Super Majority Voting..........................     [_]        [_]         [_]   |
|   A VOTE     |                                                                                                                   |
|  AGAINST     |5. Shareholder Proposal Regarding Cumulative Voting..............................     [_]        [_]         [_]   |
|ITEMS 3, 4,   |                                                                                                                   |
| 5, AND 6     |6. Shareholder Proposal Regarding Director Compensation..........................     [_]        [_]         [_]   |
|______________|___________________________________________________________________________________________________________________|